Post-Qualification Offering Circular Amendment No. 6

File No. 024-12629

OFFERING CIRCULAR

Nextel Medical Corp.

(formerly Exousia Pro, Inc., and formerly Marijuana, Inc.)

Up to 60,000,000 Shares of Common Stock Offered by the Company

Up to 15,000,000 Shares of Common Stock Offered by the Selling Shareholders

This Post-Qualification Offering Circular Amendment No. 6 amends the Offering Circular of Nextel Medical Corp., formerly Exousia Pro, Inc and formerly Marijuana, Inc., a Florida corporation (the “Company”), dated September 9, 2025, as qualified on September 8, 2025, and as supplemented December 4, 2025, Post-Qualification Offering Circular Amendment No. 1 dated January 14, 2026, and as supplemented January 14, 2026, January 15, 2026 and February 11, 2026, and Post-Qualification Offering Circular Amendment No. 5 dated March 26, 2026, as qualified on March 27, 2025, and as supplemented May 26, 2026, and as may be amended and supplemented from time to time, to: (1) revise upward the number of shares of Company common stock to be offered by the Company to 60,000,000 shares (the “Company Offered Shares”); and (2) revise the offering price of the 27,916,666 Company Offered Shares that remain unsold (the “Remaining Company Offered Shares”) and the 329,431 shares of Company common stock to be offered by selling shareholders (the “Selling Shareholders”) that remain unsold (the “Remaining Selling Shareholder Offered Shares”) to $[0.001-0.01].

By this Offering Circular, the Company is offering for sale a maximum of 60,000,000 Company Offered Shares, of which 32,083,334 shares have been sold for cash in the total amount of $295,000 and of which 27,916,666 shares, the Remaining Company Offered Shares, at a fixed price of $[0.001-0.01] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Company Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Company Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Company Offered Shares will not be entitled to a refund and could lose their entire investments.

Also by this Offering Circular, the Selling Shareholders are offering for sale a maximum of 15,000,000 Selling Shareholder Offered Shares, of which 14,670,569 shares have been sold for cash in the total amount of $317,585, and 329,431 shares, the Remaining Selling Shareholder Offered Shares, at a fixed price of $[0.001-0.01]. Currently, $240,000 of principal amount convertible notes (including prior-converted notes, the “Subject Convertible Notes”), are convertible into shares of Company common stock (the shares of our common stock issued upon conversion of the Subject Convertible Notes are referred to sometimes as the “Conversion Shares” and are also referred to sometimes as the Selling Shareholder Offered Shares or the Remaining Selling Shareholder Offered Shares). Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes will be disclosed. We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. A minimum purchase of $5,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholder. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholder”).

Please see the “Risk Factors” section, beginning on page 3, for a discussion of the risks associated with a purchase of the Offered Shares.

This offering commenced September 9, 2025, and will terminate at the earliest of (a) the date on which all of the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Shares), (b) December 24, 2026, or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Class of Securities Offered and Offering Party	Total Number of Shares Offered		Number of Shares Sold to Date	Proceeds to Offeror(s) of Shares	Number of Remaining Shares to Be Sold		Price to Public of Remaining Shares to Be Sold	Proceeds to Offeror of Remaining Shares		Commissions (1)	Total Proceeds to Offeror(s) of Shares
Common Stock Offered by Our Company	60,000,000	(A)	32,083,334	$295,000	27,916,666	(A)	$0.01	$279,167		$-0-	$574,167
Common Stock Offered by the Selling Shareholders	15,000,000	(B)(2)	14,670,569	$317,585	329,431	(B) (3)	$0.01	$3,294	(4)	$-0-	$320,879	(5)
Totals	75,000,000		46,753,903	$612,585	28,246,097			$182,461		$-0-	$895,046

(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(B)	These securities are being qualified pursuant to subparagraph (A) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Company Offered Shares in this Offering. We do not intend to offer and sell the Company Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer or finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.
(2)	As of the date of this Post-Qualification Offering Circular No. 6, 14,670,569 of these shares of common stock has been issued as Conversion Shares. The unconverted Subject Convertible Notes are, by their terms, eligible for conversion into up to 329,431 Conversion Shares, at the election of the Selling Shareholders, at the offering price for all of the Offered Shares, $[0.001-0.01] per share converted. Following all such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Offered Shares issued in payment of the Subject Convertible Notes to be offered by the Selling Shareholders in this offering will be disclosed. References herein to the “Offered Shares” include the Remaining Selling Shareholder Offered Shares, unless the context requires otherwise. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholder”).
(3)	This number of Remaining Selling Shareholder Offered Shares represents the maximum number of shares of our common stock permitted to be offered by the Selling Shareholders in this offering, pursuant to Regulation A (30% of the number of shares of our common stock offered being offered by our company hereunder).
(4)	This amount represents the maximum amount that the Selling Shareholders would be able to derive from the sale of all Remaining Selling Shareholder Offered Shares.
(5)	We will not receive any of the proceeds from the sale of the Remaining Selling Shareholder Offered Shares in this offering. (See “Use of Proceeds” and “Selling Shareholders”).

 The terms of this offering were determined arbitrarily by our company. The offering price for the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares) does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Risk Factors—Risks Related to a Purchase of Offered Shares” and “Dilution”).

There is no escrow established for the proceeds from sales of the Company Offered Shares in this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter under the symbol “MAJI” in the OTC Pink marketplace of OTC Link. On August 27, 2026, the closing price of our common stock was $ 0.0075 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding share of Series C Preferred Stock, which precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single share of Series C Preferred Stock has the following voting rights: the single share of the Series C Preferred Stock shall be entitled to 51% of all votes in all matters requiring shareholder approval.

Our Chief Executive Officer, Mattew Dwyer, owns the single outstanding share of Series C Preferred Stock. Mr. Dwyer, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 2). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Post-Qualification Offering Circular Amendment No. 6 is August 28, 2026.

FOR FLORIDA RESIDENTS:

PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA STATUTES, FLORIDA INVESTORS HAVE A THREE-DAY RIGHT OF RESCISSION. IF A FLORIDA INVESTOR HAS EXECUTED A SUBSCRIPTION AGREEMENT AND TENDERED THE CONSIDERATION FOR THE PURCHASE, HE MAY ELECT, WITHIN THREE BUSINESS DAYS AFTER SIGNING THE SUBSCRIPTION AGREEMENT OR BEING FIRST NOTIFIED OF THIS RIGHT, WHICHEVER IS LATER, TO WITHDRAW FROM THE SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND AND RETURN (WITHOUT INTEREST) OF ANY MONEY PAID BY HIM. A FLORIDA INVESTOR’S WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA INVESTOR NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A FLORIDA INVESTOR SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO AN OFFICER OF THE COMPANY TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA INVESTOR MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED. THE FOREGOING IS INTENDED TO CONSTITUTE THE NOTICE REQUIRED UNDER THE FLORIDA STATUTES. ACCORDINGLY, EACH PURCHASER WILL HAVE THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO VOID HIS PURCHASE OF THESE SECURITIES.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Nextel Medical Corp., formerly Exousia Pro, Inc. and formerly Marijuana, Inc., a Florida corporation, including its subsidiaries.

Our Company

History. We were incorporated in the State of Nevada on April 28, 2010, under the name Norman Cay Development, Inc. On July 12, 2012, our corporate name changed to Discovery Gold Corporation. On August 19, 2019, our corporate name changed to GRN Holding Corporation. On August 4, 2022, our company redomiciled to the State of Florida. On November 13, 2023, our corporate name changed to Marijuana, Inc. On April 2, 2025, our corporate name changed to Exousia Pro, Inc. On March 17, 2026, our corporate name changed to Nextel Medical Corp..

Recent Change in Control. Effective October 30, 2024, a change in control of our company occurred. On such date, Earth Onyx, LLC, a company owned by our former Sole Director and Officer, sold 100 shares (the “Control Shares”), or 100% of the outstanding shares, of our Series A Preferred Stock to our current Sole Director Officer. Mr. Sheikh paid $60,000 in cash and delivered a promissory note (the “Closing Note”) to Earth Onyx, LLC in payment of the Control Shares. The Closing Note has a principal amount of $100,000 and is due on the later of 60 days from October 30, 2024, and the date on which Mr. Steinberg shall have delivered ready-to-file federal tax returns for the years ended December 31, 2022 and 2023, of our company. Mr. Sheikh and Earth Onyx, LLC entered into Pledge Agreement, to secure Mr. Sheikh’s payment obligations under the Closing Note.

Recent Acquisition; Exiting “Shell Company” Status. Effective December 31, 2024, pursuant to a stock purchase agreement with Ludwig Enterprises, Inc. (“Ludwig”), a publicly-traded company (symbol: LUDG), we acquired 100% of Exousia Ai, Inc., a Wyoming corporation (Exousia AI), and related assets, in consideration of a $100,000 promissory note (the “Ludwig Note”), the principal and interest of which is due on December 31, 2025, and 10,000 shares of our Series B Convertible Preferred Stock. In conjunction with the issuance of the Ludwig Note, we entered into a pledge agreement with Ludwig, to secure our timely payment of the Ludwig Note. Exousia AI is a biotechnology company in the field of exosomes. In the transaction, we secured a worldwide license for certain exosome technologies. (See “Business”).

With the acquisition of Exousia AI, our company exited “shell company” status.

Plan and Agreement of Reorganization – Exousia AI. On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the “Reorganization Agreement”), L A M Y, a Wyoming corporation (“LMMY”), acquired our 70%-owned subsidiary, Exousia Ai, in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, our company holds 41,223,000 shares, or approximately 57% (as measured after the transaction), of LMMY common stock. Our company’s President, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by the Company, after the Company’s Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of the Company and its shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

The consummation of the Reorganization Agreement did not change the overall operations of our company, as control of LMMY remains with our company. The primary purposes of such transaction were to gain access to a separate funding platform for what we believe to be a potentially extremely dynamic and valuable company in Exousia AI and, thereby, to achieve greater shareholder value for our company’s shareholders. There is no assurance that our strategy will be successful in achieving such objectives. (See “Risk Factors”).

Acquisition Agreements. On May 29, 2026, we entered into definitive acquisition agreements (the “Acquisition Agreements”) to acquire two related Tennessee-based companies, Jumpstart Rx, LLC and Island 40 Group, LLC (collectively, the “Tennessee Companies”), which, together, operate as one entity and own two telehealth and clinical solutions platforms: JumpstartRx and NueVistraMed. Pursuant to the Acquisition Agreements, as amended, we are required to deliver total consideration of $12.75 million, consisting of $3.5 million in cash and $9.25 million in preferred stock. The Tennessee Companies are required to deliver PCAOB-firm audited financial statements at the closing of the Acquisition Agreements, which, as of the date of this Offering Statement, have not been completed. We do not currently possess the funds necessary to consummate the Acquisition Agreements and there is no assurance that we will be able to obtain such funds. We are unable to predict the timing of the consummation of the Acquisition Agreements. (See “Business”).

Current Business. Our company is a clinical stage biotechnology company developing new ways to exploit the therapeutic potential of exosomes, initially focused in the field of oncology. Our proprietary manufacturing process utilizes plant-based materials to create exosomes used in a number of commercial applications, including dermatology and dentistry. Our proprietary loading technology can infuse a range of molecules from drugs to DNA. Because our company owns control of LMMY, the operations of Exousia AI are presented in the following discussion. (See “Business”).

The figure below depicts the current structure of our company.

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Offering Summary

Securities Offered by our Company	60,000,000 Offered Shares (the Company Offered Shares), including the 27,916,666 Remaining Company Offered Shares.
Offering Price	$[0.001-0.01] per Remaining Company Offered Share and per Remaining Selling Shareholder Offered Share.
Shares Outstanding Before This Offering	89,360,970 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering

117,607,067 shares issued and outstanding, assuming the sale of all of the Remaining Company Offered Shares hereunder and the issuance of 11,329,431 Conversion Shares (the Remaining Selling Shareholder Offered Shares) to the Selling Shareholders, upon conversion of the unconverted Subject Convertible Notes.

Minimum Number of Company Offered Shares to Be Sold in This Offering	There is no minimum number of Remaining Company Offered Shares to be sold in this offering. A minimum purchase of $5,000 of the Offered Shares, whether Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares, is required in this offering; any additional purchase must be in an amount of at least $1,000.
Selling Shareholder

As of the date of this Post-Qualification Offering Circular No. 6, 14,670,569 of these shares of common stock have been issued as Conversion Shares. The unconverted Subject Convertible Notes are, by their terms, eligible for conversion into up to 11,329,431 Conversion Shares, at the election of the Selling Shareholders, at a conversion price equal to the lesser of $0.01 or 75% of the then-market price of our common stock per share converted. Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Notes will be disclosed. but we will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholder”).

Disparate Voting Rights

Our outstanding shares of Series C Preferred Stock possesses superior voting rights, which precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series C Preferred Stock has the following voting rights: the single share of the Series C Preferred Stock shall be entitled to 51% of all votes in all matters requiring shareholder approval

Our Chief Executive Officer, Matthew Dwyer, owns the single outstanding share of the Series C Preferred Stock. Mr. Dwyer, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards

The Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares) may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “MAJI” in the OTC Pink marketplace of OTC Link.
Termination of this Offering

This offering commenced September 9, 2025, and will terminate at the earliest of (a) the date on which all of the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Shares) the maximum offering has been sold, (b) December 24, 2026, or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the cash proceeds from sales of Company Offered Shares in this offering for investigational new drug trials, new product development, acquisition of lab equipment, marketing and working capital. (See “Use of Proceeds”).
Risk Factors

An investment in the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares) involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares).

Corporate Information	Our principal executive offices are located at 7901 4th Street N #23494, St. Petersburg, Florida 33702; our telephone number is 509-605-6533; our corporate website is located at www.exousiapro.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

RISK FACTORS

[Note: References in this Risk Factors section to “Offered Shares” include the Remaining Company Offered Shares and the Remaining Selling Shareholder Offered Shares, unless specifically indicated otherwise.]

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the three months ended March 31, 2026 and 2025, we incurred a net loss of $86,130 (unaudited) and $132,091 (unaudited), respectively, and, as of March 31, 2026, we had retained earnings of $613,400 (unaudited). For the years ended December 31, 2025 and 2024, our predecessor operations reported net income of $13,518,223 (unaudited) and a net loss of $164,001 (unaudited), respectively, and, as of December 31, 2025, we had an accumulated deficit of $12,904,748 (unaudited).

These foregoing operational results are those of our accounting predecessor. For several years prior to December 31, 2024, the date of our acquisition of Exousia AI, we were a “shell company.”

Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our growth strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. For several years prior to December 31, 2024, the date of our acquisition of Exousia AI, we were a “shell company,” that is, our company had minimal assets, generated no revenues and incurred a net loss from operations. Because neither our company nor Exousia AI, our accounting predecessor, has never earned a profit, an investment in the Offered Shares is speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

-	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
-	our ability to execute our business strategies;
-	our ability to manage our expansion, growth and operating expenses;
-	our ability to finance our business;
-	our ability to compete and succeed in highly a competitive industry; and
-	future geopolitical events and economic crisis.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our exosome-based business model. We are unable to offer assurance that we will be successful in establishing our exosome-based business model. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of executive officers; the loss of these persons could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our exosome-based business strategies will depend, primarily, on the continued service of our executive officer, Matthew Dwyer. The loss of such executive officer, for any reason, could seriously impair our ability to execute our business strategies, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Dwyer. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our exosome-based strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to the potential markets for our exosome-based products. Rather, our implementation plans and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We are in competition with companies that are larger, more established and better capitalized than are we. We are in competition with companies that are larger, more established and better capitalized than are we. The medical products development industry and the consumer medical products industry are highly competitive, rapidly evolving and subject to constant change. The number of competitors in each of these industries is substantial. We expect that, if our products establish a market niche, competition will arise from a variety of sources, including from large health-related companies to other smaller national and regional health-related companies.

Many of our potential competitors possess:

● greater financial, technical, personnel, promotional and marketing resources;

● longer operating histories;

● greater name recognition; and

● larger consumer bases.

We cannot assure you that we will be able to compete effectively in our extremely competitive industry.

Our planned consumer medical products will compete in highly competitive markets, which would result in pressure on our profit margins and limit our ability to establish, maintain and increase the market share of our products. All of our future products will be subject to significant competition and pricing pressures. We will experience significant competitive pricing pressures, as well as competitive products. While we expect that our exosome-infused products will possess unique competitive features as compared to those offered by other companies, several competitors can be expected to offer products with prices that may match or are lower than ours.

It is possible that one or more of our competitors could develop a significant research advantage over our company that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from products such as our planned products could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

4

Any future adverse publicity or consumer perception of our planned products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues. We expect that we will be highly dependent upon positive consumer perceptions of the quality of our planned products, as well as similar products distributed by other companies. Consumer perception of our products can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of our products, or products similar to ours, could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete. Our planned products will compete in extremely competitive markets, where competitors may already be well established. We expect that competitors will continue to innovate and to develop and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than, obtaining regulatory approvals and clearances for such products before our products are approved and cleared, or developing more effective products. In addition, competitors may have products which may achieve commercialization before our products enter the market.

If our planned products do not provide the beneficial effects intended, our business may suffer. Our planned products are expected to contain exosomes and other innovative ingredients or combinations of ingredients. It is possible that one or more of our planned products could have certain side effects if not used as directed or if used by a consumer that has certain medical conditions. Furthermore, there can be no assurance that any of our planned products, even when used as directed, will have the effects intended or will not have harmful side effects. Should any of our planned products cause unwanted side effects or not have the results intended, it could have a material adverse effect on our business, financial condition and results of operations.

Our marketing strategies for our planned products may not be successful. We will be required to attract customers to our products, all of which will be new upon their introduction. Should our marketing strategies fail to establish sales of our planned products, our operations will be adversely affected.

Our business may be affected by litigation and government investigations. We may, from time to time, receive inquiries and subpoenas and other types of information requests from government authorities and others and we may become subject to claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and legal proceedings is difficult to predict, defense of litigation claims can be expensive, time-consuming, and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, costs and significant payments, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

There will be no third-party oversight over the manufacturer of our planned products, should we determine to contract for their manufacture. For our planned products, we may elect to engage one or more third-party manufacturers whose facilities are FDA-approved. While such facilities are inspected by the FDA, FDA inspections may not be conducted on a regular basis. Further, we do not intend to employ an independent third party to inspect regularly any such facility nor will our management regularly visit such facility to conduct a quality control review. As such, there is a risk that the quality of our planned products could decline. Any decline, or perception of decline, in the quality of our planned products could adversely affect our reputation and consequently adversely affect our results of operations and revenue.

The sale of our planned products will involve product liability and related risks that could expose us to significant insurance and loss expenses. We will face an inherent risk of exposure to product liability claims if the use of our planned products results in, or is believed to have resulted in, illness or injury. In addition, interactions of these planned products with other products, prescription medicines and over-the-counter drugs have not been fully explored or understood and may have unintended consequences.

Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

We will be subject to product recalls. Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our planned products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our products were subject to recall, the image of that product and our company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls could lead to increased scrutiny of our operations by the FDA or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand. We have invested, and will continue to invest, resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our patents and trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

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If we are unable to obtain and maintain protection of our intellectual property, which are costly to maintain, the value of our products may be adversely affected. Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets can be expected to increase and product overlaps to occur, and infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

We will attempt to protect our intellectual property position, in part, by filing patent applications related to our developed proprietary technologies, inventions and improvements that are important to our business. However, our patent and trademark positions are not likely, by themselves, to prevent others from commercializing products that compete directly with our products. In addition, any patents and trademarks that may be owned by us or issued to us could be challenged, invalidated or held to be unenforceable. We also note that any patent granted may not provide a competitive advantage to us. Our competitors may independently develop technologies that are substantially similar or superior to our technologies. Further, third parties may design around our proprietary products and technologies.

We rely on certain trade secrets and we may not be able to adequately protect our trade secrets even with contracts with our personnel and third parties. Also, any third party could independently develop and have the right to use, our trade secret, know-how and other proprietary information. If we are unable to protect our intellectual property rights, our business, prospects, financial condition and results of operations could suffer materially.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

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Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The single outstanding share of Series C Convertible Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our Chief Executive Officer, Matthew Dwyer, owns all of the single outstanding share of our Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock has the following voting rights: the single share of the Series C Preferred Stock shall be entitled to 51% of all votes in all matters requiring shareholder approval. Mr. Dwyer will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The market overhang represented by the potential conversion of our single outstanding share of Series C Convertible Preferred Stock into our common stock could have a negative impact on the market price of our common stock and could impair our ability to obtain needed capital. The market overhang represented by the potential conversion of our single outstanding share of Series C Convertible Preferred Stock into a large number of shares of our common stock could cause the market for our common stock to remain or, eventually, become weak, due to market fears of such conversions. However, we are unable to predict the effect that any such conversion event would have on the market price of our common stock.

Additionally, the existence of such market overhang could result in our inability to obtain capital, including in this offering, on favorable terms or at all. In such circumstance, our ability to pursue our plan of business and to earn a profit would be impaired. There is no assurance that we will be able to overcome any adverse effects resulting from the existence of such market overhang.

7

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares). Because our common stock is volatile and thinly traded, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares).

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

-	quarterly variations in our operating results;
-	operating results that vary from the expectations of investors;
-	changes in expectations as to our future financial performance, including financial estimates by investors;
-	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
-	changes in our capital structure;
-	announcements of innovations or new services by us or our competitors;
-	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
-	lack of success in the expansion of our business operations;
-	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
-	additions or departures of key personnel;
-	asset impairment;
-	temporary or permanent inability to operate our retail location(s); and
-	rumors or public speculation about any of the above factors.

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The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

[Note: References in this Ownership Dilution section to “Offered Shares” include the Remaining Company Offered Shares and the Remaining Selling Shareholder Offered Shares, unless specifically indicated otherwise.]

The information under “Investment Dilution” below does not take into account the potential conversion of the single outstanding share of Series C Convertible Preferred Stock, at any time, into a number of shares of common stock equal to 51% of the outstanding shares on the date of such conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities—Series C Convertible Preferred Stock” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares) in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Remaining Company Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Remaining Company Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2026, was $(984,807) (unaudited), or $(0.02) (unaudited) per share. Net tangible book value per share is equal to total assets ($14,360,302) minus the sum of total liabilities ($984,984) and intangible assets ($13,360,125) divided by the total number of shares outstanding at March 31, 2026 (52,360,970 shares).

Without taking into account issuances of shares of our common stock occurring after March 31, 2026, after deducting estimated offering expenses payable by us of $15,000, the tables below illustrate the dilution to purchasers of Remaining Company Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Company Offered Shares are sold at a per share price of $0.01.

Assuming the Sale of 100% of the Remaining Company Offered Shares
Assumed offering price per share	$0.01
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.01
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.01)
Dilution in net tangible book value per share to purchasers of Remaining Company Offered Shares in this offering	$0.02

Assuming the Sale of 75% of the Remaining Company Offered Shares
Assumed offering price per share	$0.01
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.01
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.01)
Dilution in net tangible book value per share to purchasers of Remaining Company Offered Shares in this offering	$0.02

Assuming the Sale of 50% of the Remaining Company Offered Shares
Assumed offering price per share	$0.01
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.02)
Dilution in net tangible book value per share to purchasers of Remaining Company Offered Shares in this offering	$0.03

Assuming the Sale of 25% of the Remaining Company Offered Shares
Assumed offering price per share	$0.01
Net tangible book value per share as of March 31, 2026 (unaudited)	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of March 31, 2026 (unaudited)	$(0.02)
Dilution in net tangible book value per share to purchasers of Remaining Company Offered Shares in this offering	$0.03

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USE OF PROCEEDS

As of the date of this Offering Circular, we have sold a total of 32,083,334 Company Offered Shares, for an aggregate of $295,000 in proceeds. We have applied such proceeds for new product development, lab equipment, marketing and working capital.

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Remaining Company Offered Shares at a per share price of $0.01. There is, of course, no guaranty that we will be successful in selling any of the Remaining Company Offered Shares in this offering.

	Assumed Percentage of Company Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	6,979,167	13,958,333	20,937,500	27,916,666
Gross proceeds	$69,792	$139,583	$209,375	$279,166
Offering expenses(1)	15,000	15,000	15,000	15,000
Net proceeds	$54,792	$124,583	$194,375	$264,166

______________________

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of assuming the sale of 25%, 50%, 75% and 100% of the Remaining Company Offered Shares at a per share price of $0.01, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $15,000. There is, of course, no guaranty that we will be successful in selling any of the Remaining Company Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Remaining Company Offered Shares Sold in This Offering
	25%	50%	75%	100%
New Product Development	35,000	80,000	135,000	175,000
Lab Equipment	0	10,000	10,000	20,000
Marketing	15,000	30,000	30,000	40,000
Working Capital(1)	4,792	14,573	19,375	29,166
Total	$54,792	$124,583	$194,375	$264,166

(1)	None of the proceeds in this offering derived from sales of Remaining Company Offered Shares will be used to compensate our officers and directors, nor will any such proceeds be used to discharge indebtedness.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the beverage industry, general economic conditions and our future revenue and expenditure estimates.

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Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 60,000,000 Company Offered Shares, including the 27,916,666 Remaining Company Offered Shares, on a best-efforts basis. The Remaining Company Offered Shares are being offered at a fixed price of $[0.001-0.01] per Remaining Company Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering commenced September 9, 2025, and will terminate at the earliest of (a) the date on which all of the Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Shares) have been sold, (b) December 24, 2026, or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

In addition, the Selling Shareholders are offering up to 15,000,000 Selling Shareholder Offered Shares, including the 329,431 Remaining Selling Shareholder Offered Shares. We will not receive any of the proceeds from the sale of the Remaining Selling Shareholder Offered Shares in this offering. We will pay all of the expenses of the offering (other than the discounts and commissions payable with respect to the Remaining Selling Shareholder Offered Shares sold in the offering). Our company will not be involved in manner way in the sales of the Remaining Selling Shareholder Offered Shares by the Selling Shareholders. (See “Selling Shareholder”).

There is no minimum number of Company Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Company Offered Shares, including the Remaining Company Offered Shares, in this offering through the efforts of our Chief Executive Officer, Matthew Dwyer. Mr. Dwyer will not receive any compensation for offering or selling the Company Offered Shares. We believe that Mr. Dywer is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Dwyer:

-	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
-	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
-	is not an associated person of a broker or dealer; and
-	meets the conditions of the following:
-	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
-	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
-	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Company Offered Shares, including the Remaining Company Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Company Offered Shares, including the Remaining Company Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Company Offered Shares, including the Remaining Company Offered Shares, effected by the broker-dealer. Should we determine to employ a registered broker-dealer, information as to any such broker-dealer shall be disclosed in a post-qualification amendment to this Offering Circular.

Procedures for Subscribing

In General. If you are interested in subscribing for Remaining Company Offered Shares in this offering, please submit a request for information by e-mail to Mr. Dwyer at: w2572002@gmail.com; all relevant information will be delivered to you by return e-mail via electronic PDF format. Additionally, this Offering Circular will be available for viewing and download 24 hours per day, 7 days per week on our website at www.exousiapro.com, as well as on the SEC’s website, www.sec.gov.

Thereafter, should you decide to subscribe for Remaining Company Offered Shares, you are required to follow the procedures described therein, which are:

-	Electronically execute and deliver to us a subscription agreement via e-mail to: w2572002@gmail.com; and
-	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; the reputation of the subscriber and its affiliates within the securities industry; our then-current need for a cash investment; the state of the securities markets, in general, and the market for our common stock, in particular.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Remaining Company Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Remaining Company Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Remaining Company Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares (Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares) in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares, in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares (Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares) have been qualified under the securities laws of Colorado, Delaware and New York, and it is possible that we would determine to qualify Offered Shares (Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares) in all states. In the case of each state in which Offered Shares (Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares) are offered and sold, we will qualify the Offered Shares (Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares) for sale with the applicable state securities regulatory body or the Offered Shares (Remaining Company Offered Shares or Remaining Selling Shareholder Offered Shares) will be offered and sold pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our company’s offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Company Offered Shares, including the Remaining Company Offered Shares, to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares) may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of the Company Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Company Offered Shares, including the Remaining Company Offering Shares, in book-entry form or issue a certificate or certificates representing such investor’s purchased Company Offered Shares, including the Remaining Company Offering Shares.

Transferability of the Offered Shares

The Offered Shares (Remaining Company Offered Shares and Remaining Selling Shareholder Offered Shares) will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

SELLING SHAREHOLDERS

As of the date of this Post-Qualification Offering Circular No. 6, 14,670,569 Conversion Shares have been issued and subsequently sold by the Selling Shareholders for cash at the then-offering price applicable to Selling Shareholders in the total amount of $317,585. The remaining $240,000 of principal amount unconverted Subject Convertible Notes are, by their terms, eligible for conversion into up to 329,431 Conversion Shares, at the election of the Selling Shareholders, at a conversion price equal to the lesser of $0.01 or 75% of the then-market price of our common stock per share converted. Following all such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Offered Shares issued in payment of the Subject Convertible Notes to be offered by the Selling Shareholders in this offering will be disclosed.

The shareholders named in the table below are the “Selling Shareholders.” The Selling Shareholders intend to sell up to 329,431 Remaining Selling Shareholder Offered Shares at the fixed offering price for all of the Offered Shares, $[0.001-0.01] per share. The Selling Shareholders are third parties. Our company will not be involved in any manner in the sales of the Remaining Selling Shareholder Offered Shares by the Selling Shareholders.

We will pay all of the expenses of this offering (other than the selling commissions payable with respect to the Selling Shareholder Offered Shares, including the Remaining Selling Shareholder Offered Shares, sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares, including the Remaining Selling Shareholder Offered Shares, in this offering.

Neither of the Selling Shareholders is associated with a broker-dealer.

The Selling Shareholders intend to sell the Remaining Selling Shareholder Offered Shares in market transactions or in negotiated private transactions at the per share fixed offering price for all of the Offered Shares, $[0.001-0.01] per share. The Selling Shareholders may be deemed to be “underwriters” of the shares of our common stock offered by the Selling Shareholders in this offering. In this regard, the Selling Shareholders intend to deliver to a purchaser this Offering Circular before or with the sale of Remaining Selling Shareholder Offered Shares. It is expected that, in sales of Remaining Selling Shareholder Offered Shares in market transactions, if any, this Offering Circular would be delivered in digital format with the relevant sale confirmation.

A minimum purchase of $5,000 of the Selling Shareholder Offered Shares, including the Remaining Selling Shareholder Offered Shares, is required in this offering; any additional purchase must be in an amount of at least $1,000.

		Prior to this Offering			After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Remaining Selling Shareholder Offered Shares Beneficially Owned(1)	% Beneficially Owned (2)	# of Shares to be Offered for the Account of the Selling Shareholder	# of Shares Beneficially Owned	% Beneficially Owned (3)
Newlan Law Firm, PLLC(4)	See Note 4	50,000	*	50,000	0	0%
Red Phoenix Rising, LLC(5)	See Note 5	279,431	*	279,431	0	0%
Newlan Support Services, LLC(6)	See Note 6	See Note 6		See Note 6

* Less than 1%

(1)	None of these shares has been issued, but underlie the unconverted Subject Convertible Notes. Rather, the share numbers in this column are estimates of the number of Remaining Selling Shareholder Offered Shares that the listed holder may acquire from our company, without regard to existing 9.9% equity-blocker provisions contained in each of the Subject Convertible Notes. Following each issuance of Conversion Shares (Selling Shareholder Offered Shares), we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Notes will be disclosed.
(2)	Based on 89,690,401 shares outstanding, assuming the issuance of 329,431 Conversion Shares, before this offering.
(3)	Based on 117,607,067 shares outstanding, assuming the sale of all of the Remaining Company Offered Shares and the issuance and subsequent sale of 329,431 Conversion Shares underlying the unconverted Subject Convertible Notes, after this offering.
(4)	This entity is our former legal counsel, the Managing Member of which is Eric Newlan. The address of this Selling Shareholder is 2201 Long Prairie Road, Suite 107-762, Flower Mound, Texas 75022. (See “Legal Matters”).
(5)	Prior to the date of this Offering Circular, this Selling Shareholder partially converted one of the Subject Convertible Notes into a total of 14,604,000 Conversion Shares and, thereafter, sold such Conversion Shares for a total of $217,500 in cash, at the then-current offering price applicable to Selling Shareholder Offered Shares. Thomas Roland is the owner of this entity. The address of this Selling Shareholder is 7957 N. University Drive, #147, Parkland, Florida 33076.
(6)	Prior to the date of this Offering Circular, this Selling Shareholder converted three of the Subject Convertible Notes into a total of 670,569 Conversion Shares and, thereafter, sold such Conversion Shares for a total of $100,585 in cash, a per share sale price of $0.15, the then-current offering price applicable to Selling Shareholder Offered Shares. This entity is a wholly-owned services subsidiary of our former legal counsel, Newlan Law Firm, PLLC, the Managing Member of which is Eric Newlan. The address of this Selling Shareholder is 13680 CR 306, Buena Vista, Colorado 81211. (See “Legal Matters”).

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 250,000,000 shares of common stock, $.001 par value per share; and (b) 10,000,000 shares of Preferred Stock, $.001 par value per share, (1) one (1) of which has been designated Series C Preferred Stock.

As of the date of this Offering Circular, there were (x) 89,360,970 shares of our common stock issued and outstanding held by 82 holders of record; and (y) one (1) share of Series C Preferred Stock issued and outstanding held by one (1) holder of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Further, the outstanding shares of Series A Preferred Stock are beneficially owned by our Sole Director, Michael Sheikh. Mr. Sheikh, thus, controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series C Convertible Preferred Stock

Voting Rights. The Series C Convertible Preferred Stock shall be entitled to Fifty-one Percent (51%) of all votes in all matters requiring shareholder approval.

Dividends. The Series C Convertible Preferred Stock shall be treated pari passu with our company’s common stock, except that the dividend on the share of Series C Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of our company’s common stock multiplied by the conversion rate.

Liquidation. Upon any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, payments to the holders of Series C Preferred Stock shall be treated pari passu with the Common Stock, except that the payment on the share of Series C Convertible Preferred Stock shall be equal to the amount of the payment on each share of the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Conversion Rights. The share of the Series C Convertible Preferred Stock shall be convertible into 51% of the total shares of our common stock outstanding at the time of conversion. The share of the Series C Convertible Preferred Stock may be converted into shares of our common stock at any time.

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Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Florida law.

Transfer Agent

Currently, the transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway Atlantic Highlands, New Jersey 07716. Olde Monmouth’s website is located at: www.oldemonmouth.com No information found on Olde Monmouth’s website is part of this Offering Circular.

BUSINESS

History

We were incorporated in the State of Nevada on April 28, 2010, under the name Norman Cay Development, Inc. On July 12, 2012, our corporate name changed to Discovery Gold Corporation. On August 19, 2019, our corporate name changed to GRN Holding Corporation. On August 4, 2022, our company redomiciled to the State of Florida. On November 13, 2023, our corporate name changed to Marijuana, Inc. On April 2, 2025, our corporate name changed to Exousia Pro, Inc. On March 17, 2026, our corporate name changed to Nextel Medical Corp.

Recent Change in Control

Effective October 30, 2024, a change in control of our company occurred. On such date, Earth Onyx, LLC, a company owned by our former Sole Director and Officer, sold 100 shares (the “Control Shares”), or 100% of the outstanding shares, of our Series A Preferred Stock to our current Sole Director. Mr. Sheikh paid $60,000 in cash and delivered a promissory note (the “Closing Note”) to Earth Onyx, LLC in payment of the Control Shares. The Closing Note has a principal amount of $100,000 and is due on the later of 60 days from October 30, 2024, and the date on which Mr. Steinberg shall have delivered ready-to-file federal tax returns for the years ended December 31, 2022 and 2023, of our company. Mr. Sheikh and Earth Onyx, LLC entered into Pledge Agreement, to secure Mr. Sheikh’s payment obligations under the Closing Note.

Recent Acquisition; Exiting “Shell Company” Status

Effective December 31, 2024, pursuant to a stock purchase agreement with Ludwig Enterprises, Inc. (“Ludwig”), a publicly-traded company (symbol: LUDG), we acquired 100% of Exousia Ai, Inc., a Wyoming corporation (Exousia AI), and related assets, in consideration of a $100,000 promissory note (the “Ludwig Note”), the principal and interest of which is due on December 31, 2025, and 10,000 shares of our Series B Convertible Preferred Stock. In conjunction with the issuance of the Ludwig Note, we entered into a pledge agreement with Ludwig, to secure our timely payment of the Ludwig Note. Exousia AI is a biotechnology company in the field of exosomes. In the transaction, we secured a worldwide license for certain exosome technologies. (See “Business”).

With the acquisition of Exousia AI, our company exited “shell company” status.

Plan and Agreement of Reorganization – Exousia AI

On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the Reorganization Agreement), LMMY acquired our 70%-owned subsidiary, Exousia Ai, in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, our company holds 41,223,000 shares, or approximately 51% (as measured after the transaction), of LMMY common stock. Our company’s President, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by the Company, after the Company’s Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of the Company and its shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

The consummation of the Reorganization Agreement did not change the overall operations of our company, as control of LMMY remains with our company. The primary purposes of such transaction were to gain access to a separate funding platform for what we believe to be a potentially extremely dynamic and valuable company in Exousia AI and, thereby, to achieve greater shareholder value for our company’s shareholders. There is no assurance that our strategy will be successful in achieving such objectives. (See “Risk Factors”).

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The figure below depicts the current structure of our company.

Acquisition Agreements

On May 29, 2026, we entered into definitive acquisition agreements (the Acquisition Agreements) to acquire two related Tennessee-based companies, Jumpstart Rx, LLC and Island 40 Group, LLC (collectively, the Tennessee Companies), which, together, operate as one entity and own two telehealth and clinical solutions platforms: JumpstartRx and NueVistraMed. Pursuant to the Acquisition Agreements, as amended, we are required to deliver total consideration of $12.75 million, consisting of $3.5 million in cash and $9.25 million in preferred stock. The Tennessee Companies are required to deliver PCAOB-firm audited financial statements at the closing of the Acquisition Agreements, which, as of the date of this Offering Statement, have not been completed. We do not currently possess the funds necessary to consummate the Acquisition Agreements and there is no assurance that we will be able to obtain such funds. We are unable to predict the timing of the consummation of the Acquisition Agreements.

Business Summary

Our company is a clinical stage biotechnology company developing new ways to exploit the therapeutic potential of exosomes, initially focused in the field of oncology. Our proprietary manufacturing process utilizes plant-based materials to create exosomes used in a number of commercial applications, including dermatology and dentistry. Our proprietary loading technology can infuse a range of molecules from drugs to DNA. Because our company owns control of LMMY, the operations of Exousia AI are presented in the following discussion.

Our Exosome Vision

We believe the future of plant-based exosomes is rich with potential. As technology advances, plant exosomes could become a cornerstone of green biotechnology, offering sustainable, efficient and biocompatible solutions across medicine, agriculture and food science, for example. Their natural properties, combined with ongoing research and technological developments, make them an exciting frontier in therapeutic delivery, disease prevention and environmental sustainability.

Within our exosome strategy, we have established three separate divisions in which our planned future activities will operate.

Biotech: This division will create new therapies using exosomes, focusing on cancer.

Cosmeceutical: This division will focus on using exosomes in the multi-billion-dollar skincare industry. We are in the midst of two studies using our plant-based exosomes in skincare treatments.

Nutraceutical: This division will work on adding exosomes to certain anti-aging supplements, IV therapies, tinctures and peptides.

About Exosomes

Exosomes were first discovered in the 1980s, when researchers initially observed small vesicles being secreted by cells. These vesicles were believed to be cellular debris or byproducts of cell turnover. The breakthrough came in 1983, when two independent studies - one by John Raposo and colleagues and another by Peter Harding and his team - revealed that exosomes were not just cellular waste, but functional entities with important roles in intercellular communication. The researchers identified exosomes as small, membrane-bound vesicles ranging from 30 to 150 nanometers in diameter, released from multivesicular bodies (MVBs) into the extracellular space. These discoveries challenged earlier assumptions and opened the door to understanding exosomes as key players in various biological processes, including immune response, cell signaling, and disease progression. As the field advanced, it became clear that exosomes contained proteins, lipids, and RNA, positioning them as crucial vehicles for cell-to-cell communication and potential therapeutic applications.

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Exosomes: The “FedEx® of Cells”

Exosomes are often likened to couriers because they act as delivery vehicles, transporting various molecular cargo, such as proteins, lipids, and RNA, between cells. Just as a courier picks up and delivers packages from one location to another, exosomes carry their cargo from one cell to another, facilitating communication between distant cells. This "delivery" allows exosomes to transfer information that can influence the behavior of recipient cells, such as triggering immune responses, regulating gene expression, or even contributing to disease processes like cancer metastasis. The ability of exosomes to travel through bodily fluids like blood, saliva, and urine, delivering their cargo to specific target cells, underscores their role as highly efficient biological couriers, enabling complex signaling networks within the body.

Plant-Based Exosomes

Plant-based exosomes, also known as plant-derived exosomes or extracellular vesicles (EVs), are similar to the exosomes found in animal cells, but they are secreted by plant cells. These vesicles are small, membrane-bound structures that carry various molecular cargo, such as proteins, lipids, RNA, and other biomolecules. Just like animal exosomes, plant-derived exosomes are involved in intercellular communication, though their functions and mechanisms are still being actively researched.

What distinguishes plant-based exosomes from animal-derived exosomes is that they are naturally produced by plants and can be isolated from plant tissues, fruits, seeds, and even plant-based foods. They have gained attention for their potential use in food science, nutrition, and biomedicine due to their bioactive components and potential health benefits.

Key Features and Potential Applications

Our company views plant-based exosomes as having many potentially significant capabilities, useful in the following applications, among others:

Health Benefits: Plant exosomes are believed to carry bioactive compounds like small RNAs, proteins, and polyphenols, which can have antioxidant, anti-inflammatory, and anticancer properties. There is increasing interest in using these vesicles as nutraceuticals-biologically active food ingredients that promote health and prevent disease.

Drug Delivery: Plant-derived exosomes are also being explored for their potential to serve as drug delivery systems. They have natural properties that may make them less likely to trigger immune responses compared to synthetic or animal-derived vesicles, offering a potential advantage in clinical applications.

Environmental and Eco-Friendly: Unlike animal-derived exosomes, which can raise ethical and environmental concerns, plant-based exosomes are considered more sustainable and environmentally friendly. They can be isolated from plants that are grown in abundance, making them a renewable resource for various applications.

Viral Immunity and Disease Management: Some research has suggested that plant exosomes may play a role in plant immunity, helping plants resist infections by transporting defensive molecules. This has led to interest in using plant exosomes in immunotherapy for humans, particularly as a way to modulate immune responses in diseases like cancer.

Why We Are Developing Plant-Based Exosome Products

Plant-based exosomes will allow us to load these cell couriers with thousands of biomimetic factors, including growth factors, peptides, liposomes, amino acids, and proteins directed explicitly to target inflammation as well as for wound healing angiogenesis and the stimulation of hyaluronic acid, collagen and elastin production.

Furthermore, Plant-based exosomes can be engineered to carry drugs, proteins, or RNA molecules to specific tissues or cells, making them highly promising for targeted drug delivery systems. Exosomes are naturally adept at fusing with cell membranes, which allows them to efficiently deliver their cargo directly to the inside of recipient cells. This makes them ideal for delivering therapeutic agents to targeted locations in the body, minimizing side effects compared to conventional drugs.

Our Future With Plant-Based Exosomes

The future of plant-based exosomes is promising, with growing interest in their potential to revolutionize fields like medicine, agriculture, and food science. As research into their properties and applications expands, we are likely to see significant advances in both their use as therapeutic tools and their integration into various industries. Below is a discussion of which areas we believe plant-based exosomes could make a significant impact, in the future.

Drug Delivery and Targeted Therapy. One of the most exciting possibilities for plant-based exosomes is their use in targeted drug delivery. Due to their natural ability to carry bioactive molecules (proteins, lipids, RNAs) across cellular membranes, plant exosomes could be engineered to deliver therapeutic drugs, gene therapies, or even vaccines directly to specific cells or tissues. This targeted delivery could help minimize side effects and enhance the effectiveness of treatments for conditions such as cancer, autoimmune diseases, and neurodegenerative disorders.

Future Impact: Researchers are working on optimizing plant exosomes as delivery systems for chemotherapeutic agents, RNA-based therapies (like siRNA or mRNA), and immune modulators, which could offer a safer and more efficient alternative to traditional delivery methods.

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Immunotherapy and Vaccine Development. Plant exosomes have shown promise in immunotherapy, particularly in their potential to modulate immune responses. Because exosomes can carry and deliver immune-stimulating molecules, they might be used to enhance the immune system's ability to recognize and attack cancer cells or pathogens. Additionally, plant exosomes are being explored for their potential in vaccine delivery, where they could deliver antigens to stimulate a protective immune response without the risk of disease transmission from animal-based products.

Future Impact: Plant exosome-based vaccines and immune therapies could become an affordable, scalable, and safer alternative to current vaccine technologies, with fewer concerns about contamination from animal pathogens.

Nutraceuticals and Food Supplements. Plant exosomes are thought to carry bioactive molecules, such as polyphenols, flavonoids, and small RNAs, that have health-promoting effects. These exosomes could be used as nutraceuticals-natural food-based substances that offer health benefits beyond basic nutrition. Since exosomes can protect and deliver their bioactive cargo more effectively than simple nutrients, plant-based exosomes could enhance the bioavailability of nutrients and therapeutic compounds.

Future Impact: We may see the development of new, plant-derived functional foods or supplements, including exosome-enriched products that help in preventing chronic diseases, reducing inflammation, or improving gut health. These products could be more effective and easier to absorb than current supplements.

Gene Therapy and RNA Delivery. Plant exosomes can naturally carry and transport small RNA molecules, including miRNA (microRNA) and siRNA (small interfering RNA). These RNA molecules have the potential to regulate gene expression and are of great interest for gene therapy. By using plant exosomes to deliver RNA to target cells, it may be possible to manipulate gene expression in a controlled way for therapeutic purposes.

Future Impact: In the future, plant exosomes could be engineered to deliver RNA therapies for genetic disorders (e.g., cystic fibrosis, muscular dystrophy) and other conditions where gene silencing or activation is needed. This could be a more natural and efficient delivery system compared to viral vectors currently used in gene therapy.

Cancer Diagnosis and Treatment. Exosomes, in general, are involved in cell-to-cell communication and can carry molecules that reflect the condition of their originating cells. Plant-based exosomes, due to their biocompatibility and lack of toxicity, could be engineered for use in cancer diagnostics and therapeutics. They might be used to carry tumor-associated antigens or RNA-based treatments that could target and destroy cancer cells.

Future Impact: Plant exosome-based diagnostics could be developed as non-invasive tests for detecting cancer or monitoring treatment response. Additionally, they could play a role in targeting specific cancer cells, improving the precision of cancer therapies while reducing damage to healthy tissue.

Cosmetic and Skin Care Applications. Due to their ability to deliver bioactive compounds and proteins, plant-based exosomes are being explored for use in cosmetics and skin care products. These exosomes could be used to deliver anti-aging compounds, moisturizing agents, and other beneficial ingredients directly to skin cells, improving the effectiveness of skin treatments.

Future Impact: Plant exosomes could revolutionize the cosmetic industry by creating new anti-aging formulations, wound healing products, and skin regeneration therapies. Exosome-based cosmetics could be more effective than current formulations, with fewer side effects.

Environmental and Agricultural Benefits. Plant exosomes are involved in plant immunity and are being studied for their potential role in plant defense against pathogens. In agriculture, plant-based exosomes could be used as natural pesticides or plant growth regulators to enhance crop protection without the need for synthetic chemicals.

Future Impact: Plant exosomes could be used in agriculture to create sustainable and eco-friendly pest control, enhanced crop resistance to diseases, and even improved plant growth. This could help reduce reliance on harmful chemicals and contribute to more sustainable farming practices.

Cost-Effective and Scalable Production. One of the key advantages of plant-based exosomes is the ease of scalable production. Unlike animal or synthetic-based exosome systems, plants can be grown in large quantities, making it possible to produce exosomes at a lower cost. This scalability could facilitate their use in a wide range of commercial applications.

Future Impact: Plant-based exosomes could be mass-produced for therapeutic, industrial, and agricultural uses, leading to the creation of affordable and accessible treatments in areas like gene therapy, drug delivery, and disease prevention.

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Recent Developments

Exousia AI Acquisition. In a January 6, 2025, press release, we announced the completion of our acquisition of Exousia AI. Currently, the activities of Exousia AI are the core of our company’s operations.

Exosome Production. In a March 25, 2025, press release, we announced the start of our production of mushroom-based exosomes in our Orlando, Florida, lab. To date, we have produced a limited amount of our mushroom-based exosomes, as we continue our efforts in attracting customers for such exosomes and as we complete the formulation of our own consumer products, including topical lotions. We expect that sales of our consumer products will begin during the third quarter of 2025.

FDA Orphan Drug Status. In an April 1, 2025, press release, we announced that we had received a response from the FDA regarding our Orphan Drug application filed last year under Exousia AI for our Glioblastoma Multiforme (GBM) treatment using exosomes, wherein we indicated that the FDA had been very responsive in its emails and phone calls and had requested additional information regarding the relevant study being conducted at the University of Central Florida (UCF). The requested information has been provided to the FDA; however, the UCF study has not yet been published, although we are encouraged by the results. We continue to believe that we have a high probability of receiving the requested Orphan Drug status, although no assurance can be made, in this regard.

The FDA has authority to grant Orphan Drug status to a drug or biological product to prevent, diagnose or treat a rare disease or condition. Orphan Drug status qualifies sponsors for incentives, including tax credits for qualified clinical trials, exemption from user fees and a potential of seven years of market exclusivity after approval.

Exousia AI, as sponsor, in support of its application, has submitted to the FDA an animal study to show the efficacy of its exosomal drug product. Obtaining Orphan Drug status is a separate process from seeking approval or licensing. Future human studies in support of the approval process are planned.

To receive Orphan Drug status, sponsors must submit a request to the FDA with a scientific rationale demonstrating a medically plausible basis for expecting the drug to be effective in treating the subject rare disease. This rationale is often supported by preclinical or clinical data. The FDA reviews these requests and, if the criteria are met, grants the Orphan Drug status.

New President. In an April 2, 2025, press release, we announced that Matthew Dwyer had become President of our company. Mr. Dwyer continues to perform his duties as President and has since become our Chief Executive Officer.

Name Change. In an April 3, 2025, press release, we announced that we were continuing to pursue our FINRA Corporate Action submission, to effect a change of corporate name in the trading markets to “Exousia Pro, Inc.” and to obtain a new trading symbol. We continue to pursue such submission, although we are unable to predict the timing of FINRA approval , which submission we have abandoned.

Delivery of Exosomes for Trade Show. In an April 8, 2025, we announced receipt of an order for 500 billion exosomes produced by us, with such order demonstrating our ability to supply dried exosomes, a shelf-life extending feature. We expect that orders for our exosomes will begin in earnest during the third quarter of 2025, as we implement our marketing strategies.

Business Subdivisions. In an April 18, 2025, press release, we announced our management’s determination to establish three operating divisions, each within a separate subsidiary (to be formed): Biotech, Cosmeceutical and Nutraceutical.

Biotech: This division will develop new therapies using exosomes, focusing on cancer.

Cosmeceutical: This division will focus on using exosomes in the multi-billion-dollar skincare industry, including sales of our company’s own products.

Nutraceutical: This division will work on adding exosomes to certain anti-aging supplements, IV therapies, tinctures and peptides.

Our primary strategy for commencing activities within each business division is through joint ventures with companies already operating in each market segment. To date, we have not entered into any such agreement.

Glioblastoma Study. In an April 21, 2025, press release, we discussed a Spaces interview of our Scientific Advisory Board member, Marvin S. Hausman, MD, wherein Dr. Hausman discussed a published paper (available online at https://pmc.ncbi.nlm.nih.gov/articles/PMC10297980) showing that the NANOG Expression therapy being employed in our UCF-conducted Glioblastoma (GMB) study reduced the resistance of the cancer stem cells in GMB. The results of our UCF-conducted study are expected to be published in the near future. However, we are unable to provide the exact timing of such publication.

Completion of Preclinical Trial for Glioblastoma. In an April 29, 2025, press release, we announced the early completion of the UCF study that supports our FDA Orphan Drug application and provided an explanation of the study’s procedures. While the UCF study has not yet been published, we believe such publication will occur in the near future.

Web Series. In an April 30, 2025, press release, we announced a weekly web series featuring Marvin D. Hausman, MD, a member of our Scientific Advisory Board. We expect that this web series will be launched, on a full-time basis, in February 2026.

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Exosome-CBD Delivery Study. In a September 29, 2025, press release, we announced that we have initiated a study designed to demonstrate the dramatically enhanced efficacy of CBD-loaded exosomes in oral delivery. This research is predicated on the known ability of our proprietary exosomes to survive the digestive tract and deliver their payload directly to the small intestine. We expect study results during Q1 2026.

Orphan Drug Designation Obtained from FDA. In an October 28, 2025, press release, we announced that we had received Orphan Drug Designation from the FDA for malignant Glioma, aka Glioblastoma multiforme (GBM). The Orphan Drug Designation application approval provides significant opportunities for advancing our company's cancer therapy, as it moves into the next clinical phases. The time frame for our clinical phases is dependent upon our obtaining needed capital, of which there is no assurance.

Exclusive Licensing Agreement With the University of Central Florida for Novel Cancer Diagnostic and Therapy Platforms. In a December 2, 2025, press release, we announced the execution of an exclusive licensing agreement between our subsidiary, Exousia Pro Holding Management, LLC, and the University of Central Florida (UCF) concerning its groundbreaking technology for both the diagnosis and treatment of cancer using exosomes. Our ability to capitalize on this license is dependent upon our obtaining needed capital, of which there is no assurance.

Maxasome(TM) Product. In a December 5, 2025, press release, we announced the introduction of our flagship nutraceutical, Maxasome™. Derived exclusively from 100% pure Exosome-Like Nanoparticles (ELNs) extracted from the high-value Yellow Oyster Mushroom (Pleurotus citrinopileatus), Maxasome™ is an all-natural, multi-modal cytoprotective agent designed to deliver unparalleled cellular defense and extend health span. The product will be offered to consumers on a monthly subscription basis, aligning with our strategy to build recurring revenue within the high-growth longevity and wellness market. Our ability to begin significant commercial production and sales efforts with respect to Maxasome™ are dependent upon our obtaining needed capital, of which there is no assurance.

Letters of Intent. In a December 11, 2025, press release, we announced the execution of letters of intent for the acquisition of a tele-health platform, which would permit us to accelerate nutraceutical commercialization efforts. The three separate intended acquisitions, if consummated, would form a single operating division of our company. We have not yet entered into a definitive agreement with respect to either of such letters of intent and there is no assurance that we will ever do so. It is possible that an as-yet determined portion of the proceeds in this offering would be applied to complete one or more of such acquisition transactions. However, no prediction can be made, in this regard. (See “Use of Proceeds”).

Plan and Agreement of Reorganization – Exousia Ai. On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the Reorganization Agreement), LMMY acquired our 70%-owned subsidiary, Exousia Ai, in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, our company holds 41,223,000 shares, or approximately 51% (as measured after the transaction), of LMMY common stock. Our company’s President, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by the Company, after the Company’s Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of the Company and its shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

The consummation of the Reorganization Agreement did not change the overall operations of our company, as control of LMMY remains with our company. The primary purposes of such transaction were to gain access to a separate funding platform for what we believe to be a potentially extremely dynamic and valuable company in Exousia AI and, thereby, to achieve greater shareholder value for our company’s shareholders. There is no assurance that our strategy will be successful in achieving such objectives. (See “Risk Factors”).

Name Change. In an March 19, 2026, post on X, we announced that we had changed our corporate name to “Nextel Medical Corp.”

Commercial Product Launch. In a May 11, 2026, press release we announced that we had entered the final stage for commercial launch of our exosome products, with initial testing reported to have found no contamination by key organisms. Our commercial launch is expected to occur during Q4 2026. In addition, we announced a target of Q1 2027 target for uplisting to the OTCQB trading platform. There is no assurance that we be successful in achieving such uplist, primarily due to our having to provide audited financial statements – we current lack the necessary funds with which to engage our intended auditor and we may never obtain such needed funds.

Penn State Study. In a June 9, 2026, press release, we announced a First-of-Its-Kind Exosome Characterization Study with Penn State University with respect to Mass spectrometry study to map bioactive compounds in mushroom-derived exosomes, which was expected to be completed by the end of June 2026. This study is now expected to be completed during Q1 2027.

Xycota Biosciences. In an August 5, 2026, press release, we announced that we had executed a Letter of Intent (non-binding) to Acquire 100% of Xycota Biosciences, LLC, a preclinical biotechnology company developing exosome-delivered therapeutics for neurodegenerative disease. We have not yet executed a definitive agreement.

UCF Study

Exousia AI is the sponsor of a preclinical research study by the University of Central Florida (UCF) designed to investigate the therapeutic potential of exosome-mediated delivery of nucleic acid medicine to enhance Temozolomide (TMZ) therapy for Glioblastoma Multiforme (GBM) using an in vivo model. The preclinical trial studied 32 immunodeficient humanized mice (CIEA NOG mouse) which carry a human immunes system which better replicates GBM immune interactions. Human GBM excised from a patient was cultured and then implanted in a hemisphere of the mouse brain. After 30 days of tumor growth, the mice were randomized into four equal subgroups: control, temozolomide (TMZ) treatment, exosome treatment, and a TMZ-exosome combination therapy. After seven days of treatment the mice were sacrificed and their brains were preserved for image analysis. The observations focused on tumor size, weight changes, and brain slice analysis. Additional tissue antibody staining analysis will be conducted to detect the boundary or presence of cancer cells. The insights from this study are expected to show if combination exosomal therapy can overcome the chemoresistance of glioma stem cells, which represents a major obstacle to effective glioblastoma treatment.

UCF’s study report is expected to be published in the near future. Nevertheless, Exousia AI has been able to obtain sufficient information from UCF, such that it has been able to respond to the FDA’s information requests regarding its Orphan Drug application.

Our Lab

Our Orlando, Florida, lab is equipped with a range of advanced tools and instruments designed to support precise, high-performance research across various scientific disciplines. The equipment described below enhances our capabilities in sample preparation, analysis and storage.

Z327-K Refrigerated Universal Centrifuge, 120V: The refrigerated Z327-K offer a wide assortment of rotor options (up to 19), making it ideal for a wide variety of research applications. Rotor exchange between swing out, micro, or high volume fixed angle rotors is very simple and can be done in a matter of seconds. The Z327-K features rear mounted refrigeration system, optimized for saving space on the lab bench at only 40 cm wide.

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Thermo Savant DNA120 SpeedVac Concentrator: The ThermoSavant DNA Speed Vacuum Model DNA 120, is a dedicated centrifugal vacuum concentration system for drying low volume ethanol or isopropanol-water precipitates of DNA and RNA. This design incorporates a glass cover, ammonia post-trap and Ammonia Neutralizing Solution for fully automated, unattended, odor-free drying. The post-trap is connected on the back, left side of the unit. It is easily maintained and replaced. The Savant DNA SpeedVac combines centrifugal force with vacuum for bump-free sample drying. Vacuum is supplied by an integral, oil-free vacuum pump with an automatic bleeder valve.

The Savant DNA120 SpeedVac has a chamber heater that counteracts evaporative sample cooling and accelerates solvent evaporation rates to shorten drying times. The operator can select LOW (ambient), MEDIUM (43 °C), or HIGH (65°C) drying rates with the 3-position switch on the front panel.

The Savant DNA SpeedVac is equipped with polypropylene vacuum fittings to avoid leaks and resist corrosion. A chemical trap kit (DTK120R) and disposable cartridge (DC120R) should be used for trapping volatile radioactivity when the system is dedicated for drying down radio labeled materials.

Ultracentrifuge Z 273 K: The Ultracentrifuge Z 273 K is a high-performance instrument used for separating components of different densities within a liquid sample. With a rotor capable of speeds up to 20,000 x g, this ultracentrifuge is particularly useful for the purification of proteins, nucleic acids, and viruses, as well as for isolating cellular organelles and subcellular components. The 220.78 rotor provides precise control, allowing for consistent and reliable separations across a variety of applications, including molecular biology and biochemistry.

Homogenizer: The Homogenizer is an essential tool for sample preparation, used to break down biological or chemical samples into uniform suspensions. It operates by applying high shear forces to cells or tissues, disrupting them into smaller particles or homogenizing them for further analysis. Whether for protein extraction, DNA/RNA isolation, or sample preparation for microscopy, this piece of equipment ensures consistent sample quality and preparation efficiency.

Hyper-Sensitive Scale: Our Hyper-Sensitive Scale is designed for the most accurate weighing tasks, capable of measuring ultra-small quantities with incredible precision. This scale is vital for experiments where exact measurements of chemicals, powders, or small amounts of substances are required. Its high sensitivity ensures reliable results in quantitative analysis, ensuring the accuracy of experimental conditions.

Fume Hood: The Fume Hood is an essential safety device that provides a controlled environment for handling hazardous chemicals or biological samples. It is designed to prevent exposure to toxic fumes, vapors, and particulate matter by using a ventilation system that draws harmful substances away from the user. The fume hood helps maintain a safe workspace, ensuring that potentially dangerous reactions, solvents, and compounds can be used with minimal risk.

Microscope: The Microscope in our lab offers high magnification capabilities, essential for observing fine details of biological samples, tissues, and microorganisms. This advanced imaging tool allows researchers to investigate samples at the cellular and sub-cellular levels, making it indispensable for applications in microbiology, cell biology, histology, and material science. The microscope’s high-resolution optics ensure accurate imaging for both routine and advanced investigations.

Fridges/Freezers: Our Fridges and Freezers are crucial for the proper storage of reagents, biological samples, and chemical compounds that require temperature-controlled environments. The fridges maintain a stable temperature range for materials that must remain cold but not frozen, while the freezers provide deep-freeze conditions for long-term storage of samples, such as enzymes, antibodies, or DNA/RNA. This equipment is vital for ensuring sample integrity and preventing degradation over time.

Electronic Pipette and Micropipettes: The Electronic Pipette and Micropipettes in our lab are precision instruments for transferring small, accurate volumes of liquids. The electronic pipette offers programmable settings to reduce the risk of human error, allowing for reproducible and precise liquid handling. Micropipettes are designed for applications that require extreme accuracy, such as PCR preparation, enzyme assays, and cell culture work. These pipettes contribute to consistency in research by ensuring the correct volume is dispensed every time.

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Intellectual Property

Progenicyte License. Effective January 1, 2025, Exousia AI (which was then-named Exousia Pro, Inc.) entered into an Alliance Agreement (the “Progenicyte Agreement”) with Progenicyte Japan CO., LTD. (“Progenicyte”), with respect to a business alliance regarding the implementation of certain technologies (the “Licensed Technologies”) in Exousia AI’s exosome products. In accordance with the terms of the Progenicyte Agreement, Exousia AI is owned 30% by Progenicyte and 70% by our company. In addition, Exousia AI pays Progenicyte a license fee with respect to the Licensed Technologies of $16,667 per month.

The Licensed Technologies relate to a Progenicyte invention known as “A Novel Method to Load the Desired Nucleic Acid Into Exosomes as a Nucleic Acid Drug Delivery System.” The Licensed Technologies are the subject of a USPTO 371 PCT (Patent Cooperation Treaty) Patent Application PCT/JP2024/009529, filed March 13, 2023, which claims priority to Japanese Patent Application 2022-040244, filed March 15, 2022.

Proprietary. In the transaction by which we acquired Exousia AI, we also acquired the following intellectual property:

•	Those serotonin assay(s) being developed by Dr. Kiminobu Sugaya at the University of Central Florida, including, but not limited to, preclinical and clinical data deriving therefrom or associated therewith.
•	Exosome development protocol currently active at the laboratory of Dr. Kiminobu Sugaya at the University of Central Florida, including blood samples sent from the laboratory of Dr. Viviana Trezza and analysis data therefor obtained by Fabrizio Ascone.

In addition, we own additional proprietary intellectual properties (the “Proprietary IP”) that we consider key to our business plans, as follows:

•	A Novel Method to Load the Desired Nucleic Acid into Exosomes as a Nucleic Acid Drug Delivery System;
•	Differential Sequence of Exosomal Nanog Dna as a Potential Diagnostic Cancer Marker; and
•	Delivery of Gene Expression Modulating Agents for Therapy Against Cancer and Viral Infection.

By combining the Licensed Technologies with the Proprietary IP, we believe we will be able to produce products that will be extremely effective in assisting in the treatment of many diseases, including certain cancers. A portion of the proceeds of this offering will be used to fund Investigational New Drug trials for our future products. (See “Use of Proceeds”).

Trademark. We own the “ExousiaPRO” and “Nextel Medical” trademarks. We intend to register such trademarks with the U.S. Patent and Trademark Office in the near future. These marks are important to us, and we intend to, directly or indirectly, maintain and protect these and any future marks we develop and their respective registrations.

Sourcing

It is our objective to produce all plant-based exosomes needed in our business operations. However, until such time, we intend to source our mammalian exosomes from suppliers in the United States. We expect no difficulties in obtaining needed supplies of such exosomes.

Competition

We are in competition with companies that are larger, more established and better capitalized than are we. The medical products development industry and the consumer medical products industry are highly competitive, rapidly evolving and subject to constant change. The number of competitors in each of these industries is substantial. We expect that, if our products establish a market niche, competition will arise from a variety of sources, including from large health-related companies to other smaller national and regional health-related companies.

Many of our potential competitors possess:

•	greater financial, technical, personnel, promotional and marketing resources;
•	longer operating histories;
•	greater name recognition; and
•	larger consumer bases.

We cannot assure you that we will be able to compete effectively in our extremely competitive industry.

Government Regulations

By obtaining the Orphan Drug Designation from the FDA regarding our Glioblastoma Multiforme (GBM) treatment using exosomes, we have become subject to all FDA and other relevant rules and regulations. To date, we have maintained compliance with such rules and regulations and anticipate that we will continue to do so in the future.

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Litigation

In July 2025, we filed a lawsuit against our former Sole Officer and Director, Donald Steinberg, styled Exousia Pro, Inc., a Florida corporation, formerly known as Marijuana, Inc. and as GRN Holding Corporation vs. Donald Steinberg and Securities Transfer Corporation, a nominal defendant, in the Circuit Court of the Court of the Twentieth Judicial District in and for Lee County, Florida. In the lawsuit, we seek the cancellation of all shares issued by our company pursuant to a stock exchange agreement (the “Exchange Agreement”) with Marijuana, Inc., a now-dissolved Florida corporation, the control person of which was Donald Steinberg, our former sole officer and director who was in such positions at the time of the Exchange Agreement. Pursuant to the Stock Exchange Agreement, a company owned by Mr. Steinberg was issued 3,063,000 shares. However, shortly after the consummation of the Exchange Agreement, Mr. Steinberg caused the dissolution of the acquired company. The series of transactions surrounding the Exchange Agreement, which we believe to have been fraudulent, is the basis of a lawsuit filed by us against Mr. Steinberg, wherein we seek the rescission of the Exchange Agreement and the cancellation of all of the shares of common stock issued pursuant thereto.

In September 2025, following a hearing, significant protections for our shareholders have been established. While the motion for a Temporary Restraining Order (TRO) was not heard due to a lack of available court time, a mutually agreed-upon standstill order was executed on all shares held by Mr. Steinberg, representing approximately 10.5% of the shares outstanding.

In December, 2025, the Court denied motions to dismiss filed by Mr. Steinberg and Kimberly Carlson.

In March 2026, a settlement agreement was reached in this lawsuit. Under the terms of the settlement agreement, which is scheduled to close on or about April 15, 2026, we are required to make a one-time payment of $147,500 to Mr. Steinberg and related parties and, in consideration, thereof, (A) Mr. Steinberg shall cancel (1) a $200,000 promissory note issued by us in October 2024 pursuant to a consulting agreement and (2) a $100,000 promissory note issued by Earth Onyx, LLC, a company owned by our sole director, Michael Sheikh, in connection with the October 2024 change-in-control transaction between Earth Onyx, LLC and Mr. Steinberg and (B) Mr. Steinberg and related parties shall tender a total of 6,297,511 shares of our common stock for cancellation.

Properties

We lease our principal office located in St. Petersburg, Florida, at a monthly rental of $150. We lease our 1,000 square foot lab space in Orlando, Florida, at a monthly rental of $2,160.83. We own no real property.

Employees

In addition to our sole executive officer, we currently have one part-time employee. Upon our obtaining additional funding, including through this offering, we expect that we would hire a small number of additional employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Recent Changes in Control

October 29, 2025. Effective October 29, 2025, a change in control of our company occurred. On such date, our Sole Director, Michael Sheikh, and our current Chief Executive Officer, Matthew Dwyer, entered into a voting agreement (the “Voting Agreement”) with respect to the 100 shares of Series A Preferred Stock owned by Mr. Sheikh. Pursuant to the Voting Agreement, Mr. Dwyer shall, until such time as our company becomes a Nasdaq-listed company, have the sole right to exercise all voting rights attendant to the Series A Preferred Stock owned by Mr. Sheikh. However, Mr. Dwyer does not possess the power to take any action to remove Mr. Sheikh as a director of our company and Mr. Dwyer is required to vote to elect Mr. Sheikh as a director of our company. In addition, Mr. Sheikh granted to Mr. Dwyer the right of first refusal to purchase Mr. Sheikh’s shares of Series A Preferred Stock.

October 30, 2024. Effective October 30, 2024, a change in control of our company occurred. On such date, Earth Onyx, LLC, a company owned by our former Sole Director and Officer, sold 100 shares (the “Control Shares”), or 100% of the outstanding shares, of our Series A Preferred Stock to our current Sole Director. Mr. Sheikh paid $60,000 in cash and delivered a promissory note (the “Closing Note”) to Earth Onyx, LLC in payment of the Control Shares. The Closing Note has a principal amount of $100,000 and is due on the later of 60 days from October 30, 2024, and the date on which Mr. Steinberg shall have delivered ready-to-file federal tax returns for the years ended December 31, 2022 and 2023, of our company. Mr. Sheikh and Earth Onyx, LLC entered into Pledge Agreement, to secure Mr. Sheikh’s payment obligations under the Closing Note.

Acquisition of Exousia AI

On December 31, 2024, pursuant to a stock purchase agreement, we acquired Exousia Ai, Inc. (Exousia AI). Exousia AI’s assets embody a joint venture with a Japanese biotech company to manufacture and deliver mammalian and plant-based exosomes containing nucleic acids, such as DNA and mRNA to tissues and cells. We have not generated any revenues to date and we intend to continue to fund research and development through funding from third parties in the form of debt, equity or a combination thereof, until such time as our operations have commenced and revenues generated.

The acquisition of Exousia AI by our company, whereby our company was determined to be the legal and accounting acquirer. However, our company was deemed a “Shell Company” prior to the acquisition, with no substantial operations and continuing operations, and was deemed to be the “Successor” entity, with Exousia AI being deemed the “Predecessor” entity.

Plan and Agreement of Reorganization – Exousia AI

On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the Reorganization Agreement), LMMY acquired our 70%-owned subsidiary, Exousia Ai, in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, our company holds 41,223,000 shares, or approximately 51% (as measured after the transaction), of LMMY common stock. Our company’s President, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by the Company, after the Company’s Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of the Company and its shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

The consummation of the Reorganization Agreement did not change the overall operations of our company, as control of LMMY remains with our company. The primary purposes of such transaction were to gain access to a separate funding platform for what we believe to be a potentially extremely dynamic and valuable company in Exousia AI and, thereby, to achieve greater shareholder value for our company’s shareholders. There is no assurance that our strategy will be successful in achieving such objectives. (See “Risk Factors”).

Acquisition Agreements

On May 29, 2026, we entered into definitive acquisition agreements (the Acquisition Agreements) to acquire two related Tennessee-based companies, Jumpstart Rx, LLC and Island 40 Group, LLC (collectively, the Tennessee Companies), which, together, operate as one entity and own two telehealth and clinical solutions platforms: JumpstartRx and NueVistraMed. Pursuant to the Acquisition Agreements, as amended, we are required to deliver total consideration of $12.75 million, consisting of $3.5 million in cash and $9.25 million in preferred stock. The Tennessee Companies are required to deliver PCAOB-firm audited financial statements at the closing of the Acquisition Agreements, which, as of the date of this Offering Statement, have not been completed. We do not currently possess the funds necessary to consummate the Acquisition Agreements and there is no assurance that we will be able to obtain such funds. We are unable to predict the timing of the consummation of the Acquisition Agreements. (See “Business”).

Summary of Critical Accounting Estimates

The following significant accounting policies require management estimates and assumptions which may result in material impacts to the Company’s financial condition.

Goodwill and Indefinite-Lived Intangible Assets. The Company has goodwill and certain indefinite-lived intangible assets that have been recorded in connection with the acquisition of a business. Goodwill and indefinite-lived assets are not amortized but instead tested for impairment at least annually. Goodwill represents the excess of the purchase price of an acquired business over the estimated fair value of the underlying net tangible and intangible assets acquired. The Company tests goodwill resulting from acquisitions for impairment annually, or whenever events or changes in circumstances indicate an impairment. For purposes of the goodwill impairment test, the Company has determined that it currently operates as a single reporting unit. If it is determined that an impairment has occurred, the Company adjusts the carrying value accordingly and charges the impairment as an operating expense in the period the determination is made. Although the Company believes goodwill is appropriately stated in the consolidated financial statements, changes in strategy or market conditions could significantly impact these judgments and require an adjustment to the recorded balance. There were no impairments during the periods presented.

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Long Lived Assets. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Should impairment in value be indicated, the carrying value of long-lived assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less costs to sell.

Income Taxes. The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses in prior years for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2024 and 2023.

Fair Value Measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under are described as follows:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Inputs that are unobservable and significant for the asset or liability.

Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants. Factors that the Company considered when estimating the fair value of its convertible notes payable included quoted market prices of the Company’s common stock.

Convertible Debt Instruments. The Company follows ASC 480-10, Distinguishing Liabilities from Equity in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives and are carried as a liability at fair value at each balance sheet date with remeasurements reported in change on fair value expense in the accompanying Statements of Operations.

Change in “Shell Company” Status

With the acquisition of Exousia AI, our company exited “shell company” status. As a result, Exousia AI is being deemed a “Predecessor” company. As such, the following discussion and analysis of unaudited financial statements for the periods presented prior to the acquisition date of December 31, 2024, are those of the Predecessor. Our company’s results of operations as of and after the acquisition date of December 31, 2024, are those of the “Successor.”

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Results of Operations

Three Months Ended March 31, 2026 Compared to Three Months Ended March 31, 2025

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Revenues	$—	$12,830
Total costs and expenses	86,130	132,091
Loss from operations	(86,130)	(132,091)
Other income (expense), net	—	—
Net loss	$(86,130)	$(132,091)

Revenues. We recognized no revenue for the three months ended March 31, 2026, compared to $12,830 for the three months ended March 31, 2025. The prior-period revenue was derived from the sale and delivery of exosomes. The absence of revenue in the current period reflects the transition of our operating business to the LMMY level following the November 2025 reorganization.

Total costs and expenses. Total costs and expenses decreased by $45,961, or approximately 35%, to $86,130 for the three months ended March 31, 2026, from $132,091 for the three months ended March 31, 2025. The decrease was primarily attributable to reduced operating and research and development activity conducted directly by the Company following the reorganization.

Net loss. As a result of the foregoing, our net loss decreased by $45,961 to $86,130 for the three months ended March 31, 2026, from $132,091 for the three months ended March 31, 2025. We recognized no other income or expense in either period.

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenues	$500	$12,830
Total costs and expenses	541,283	176,831
Loss from operations	(540,783)	(164,001)
Gain on investments	14,172,654	—
Fair value of conversion option	(113,648)	—
Net other income (expense)	14,059,006	—
Net income (loss)	$13,518,223	$(164,001)

Revenues. Revenues decreased to $500 for the year ended December 31, 2025, from $12,830 for the year ended December 31, 2024, as the Company generated only nominal exosome sales during 2025 while it pursued the Progenicyte alliance and the LMMY reorganization.

Total costs and expenses. Total costs and expenses increased by $364,452, or approximately 206%, to $541,283 for the year ended December 31, 2025, from $176,831 for the year ended December 31, 2024. The increase was driven principally by research and development expense of $252,947, payroll and benefits of $142,500, legal and professional fees of $87,727, public and shareholder relations of $39,332, rent expense of $29,912 and interest expense of $29,038, reflecting the expansion of corporate, financing and licensing activity during 2025. These increases were partially offset by a net credit within consulting and professional fees.

Other income (expense). During the year ended December 31, 2025, we recognized net other income of $14,059,006, consisting of a non-cash gain on investments of $14,172,654 arising from the November 2025 LMMY reorganization, partially offset by a $113,648 charge for the change in fair value of the conversion options embedded in our convertible notes. We recognized no other income or expense during 2024.

Net income (loss). As a result of the foregoing, we reported net income of $13,518,223 for the year ended December 31, 2025, compared to a net loss of $164,001 for the year ended December 31, 2024. Our net income for 2025 was attributable entirely to the non-cash gain on the LMMY investment; we continued to incur an operating loss of $540,783 and did not generate net income from our operations.

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Plan of Operation

With a portion of the proceeds of this offering, we intend to initiate one or more Investigational New Drug (IND) trials, each of which is expected to study an indication which includes exosomes as part of its composition. We expect that the average cost for an IND trial would be approximately $300,000, payable generally in installments over the life of the study.

An IND submission is a request to the FDA that allows sponsors to start clinical trials on humans with a new drug or a drug for a new use and ship the investigational drug across state lines for these trials. Once the submission is made, the FDA reviews the IND application to ensure the safety of the study and the rights of the participants; the FDA has 30 days to act on the application or it becomes effective. At such time as an IND application is approved, the sponsor is responsible for submitting updates to the FDA, including changes to the study protocol, sites or principal investigators.

In addition, with a portion of the proceeds of this offering, we intend to continue to develop topical exosome-infused products for the consumer market. We intend to pursue these efforts as quickly as our access to capital permits.

There is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to initiate any of the foregoing.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Liquidity and Capital Resources

We believe the recent acquisition of Exousia AI will allow us to manufacture and deliver for sale mammalian and plant-based exosomes containing nucleic acids, such as DNA and mRNA, to tissues and cells. We have not generated any revenues to date and we intend to continue to fund current operations and research and development through funding from third parties in the form of debt, equity, including in this offering, or a combination thereof, until such time as our operations have commenced and sufficient revenues are generated to support operating expenses. Our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We do not intend to undertake new loans, but, if needed, we believe we will be able to secure loans from private individuals, as well as banking institutions. However, we currently have no additional capital commitments and there is no assurance that we will be able to secure any future capital commitments. We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

The following is a discussion and evaluation of our current and long-term assets, liabilities and cash flows.

Settlement of Litigation. In July 2025, we filed a lawsuit against our former Sole Officer and Director, Donald Steinberg, styled Exousia Pro, Inc., a Florida corporation, formerly known as Marijuana, Inc. and as GRN Holding Corporation vs. Donald Steinberg and Securities Transfer Corporation, a nominal defendant, in the Circuit Court of the Court of the Twentieth Judicial District in and for Lee County, Florida. In March 2026, a settlement agreement was reached in this lawsuit. Under the terms of the settlement agreement, which is scheduled to close on or about April 15, 2026, we are required to make a one-time payment of $147,500 to Mr. Steinberg and related parties and, in consideration, thereof, (A) Mr. Steinberg shall cancel (1) a $200,000 promissory note issued by us in October 2024 pursuant to a consulting agreement and (2) a $100,000 promissory note issued by Earth Onyx, LLC, a company owned by our sole director, Michael Sheikh, in connection with the October 2024 change-in-control transaction between Earth Onyx, LLC and Mr. Steinberg and (B) Mr. Steinberg and related parties shall tender a total of 6,297,511 shares of our common stock for cancellation.

Liquidity and Capital Resources

As of March 31, 2026, we had cash of $177, compared to $913 as of December 31, 2025 and $100 as of December 31, 2024. Although we reported total stockholders’ equity of $13,375,318 as of March 31, 2026, that balance is driven almost entirely by our $14,350,000 carrying value of the Investment in LMMY, which is a non-cash asset that is not readily convertible into cash. Excluding the Investment in LMMY, our current assets were approximately $10,302 as of March 31, 2026 against current liabilities of $736,558, resulting in a working capital deficit of approximately $726,256. Total liabilities were $984,984 as of March 31, 2026, compared to $1,036,691 as of December 31, 2025.

We have funded our operations primarily through the private and Regulation A sale of our common stock and the issuance of convertible and other promissory notes. There can be no assurance that we will be able to raise additional capital on acceptable terms, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, our ability to continue to support our operations would be materially and adversely affected.

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Cash Flows

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net cash used in operating activities	$(736)	$(7,065)
Net cash used in investing activities	—	—
Net cash provided by financing activities	—	15,972
Net change in cash	$(736)	$8,910

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net cash provided by (used in) operating activities	$13,893,135	$(100,000)
Net cash used in investing activities	(14,147,319)	—
Net cash provided by financing activities	254,997	—
Net change in cash	$813	$(100,000)

Operating activities. Net cash used in operating activities was $736 for the three months ended March 31, 2026, compared to $7,065 for the three months ended March 31, 2025. For the year ended December 31, 2025, our statement of cash flows reflects net cash provided by operating activities of $13,893,135, compared to net cash used of $100,000 for the year ended December 31, 2024; however, the 2025 amount includes the effect of the $14,172,654 non-cash gain on the LMMY investment and other non-cash items, and does not represent cash generated by our operations. Our operations did not generate positive operating cash flow on a normalized basis.

Investing activities. For the year ended December 31, 2025, net cash used in investing activities was $14,147,319, reflecting the LMMY reorganization and related investment activity. There was no investing activity during the interim periods presented.

Financing activities. Net cash provided by financing activities was $254,997 for the year ended December 31, 2025, consisting principally of proceeds from the sale of common stock and additional paid-in capital. During the three months ended March 31, 2026, proceeds from the sale of common stock were substantially offset by the repayment of a note payable, resulting in net financing cash flows of approximately zero, compared to $15,972 for the three months ended March 31, 2025.

Financing Arrangements

During the three months ended March 31, 2026, we sold 6,000,000 shares of common stock for $60,000 in cash, or $0.01 per share, and issued 6,000,000 shares of common stock in payment of $60,000 of principal of a convertible promissory note. Our outstanding indebtedness includes convertible notes payable, a $20,000 promissory note issued in July 2025 (bearing interest at 10% per annum and due July 30, 2026), a $100,000 convertible note issued to Newlan Law Firm, PLLC (bearing interest at 8% per annum, due December 17, 2026 and convertible at the lower of $0.01 and a 25% discount to market), and $125,000 of convertible notes issued to Red Phoenix Rising, LLC (bearing interest at 8% per annum and due December 17, 2026). Certain of our convertible notes are convertible at a discount to the trading price of our common stock and may result in substantial dilution to our existing stockholders.

Going Concern

Our unaudited consolidated financial statements have been prepared assuming that we will continue as a going concern. We have incurred accumulated losses since inception, have generated limited revenue and have had negative cash flows from operations, which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate and grow revenue, to manage our operating expenses and to access the capital markets when necessary to fund our operations and strategic objectives. We expect to continue to incur losses for the immediate future and will require additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities. There can be no assurance that we will be able to achieve our business plans, raise additional capital or secure the financing necessary to implement our current operating plan. Our unaudited consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

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Recent Developments

Litigation settlement. In July 2025, we filed a lawsuit against our former sole officer and director, Donald Steinberg, seeking, among other things, the rescission of a stock exchange agreement and the cancellation of shares issued thereunder. In September 2025, a mutually agreed-upon standstill order was entered with respect to all shares held by Mr. Steinberg, representing approximately 10.5% of our outstanding shares, and in December 2025 the court denied motions to dismiss filed by Mr. Steinberg and a related party. In March 2026, we reached a settlement agreement scheduled to close on or about April 15, 2026, under which we are required to make a one-time payment of $147,500 to Mr. Steinberg and related parties and, in consideration, Mr. Steinberg will cancel a $200,000 promissory note and a $100,000 promissory note and Mr. Steinberg and related parties will tender a total of 6,297,511 shares of our common stock for cancellation.

Subsequent equity and financing activity. Since March 31, 2026, we have issued 5,000,000 shares of common stock in payment of $50,000 of principal of a convertible promissory note, and we have sold 8,500,000 shares of common stock for $0.01 per share, or a total of $85,000, in our Regulation A offering. In April 2026, we designated and issued a single share of Series C Convertible Preferred Stock carrying 51% of the total votes on all matters requiring shareholder approval and convertible into 51% of the outstanding common stock. Management has evaluated subsequent events through May 22, 2026.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations and Commitments

Our material contractual obligations include a monthly license payment of $16,667 to Progenicyte Japan CO., LTD under our Alliance Agreement; a one-year laboratory lease with Wellspring USA for premises in Orlando, Florida providing for a monthly rental payment of $2,161, renewable annually at our option; our outstanding convertible and promissory notes described above; and the $147,500 settlement payment described under “Recent Developments.”

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. We consider the following accounting policies to involve the most significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, based on the allocation of the transaction price to each performance obligation as that obligation is satisfied, when title or access to the exosomes is transferred and amounts due are collected or collectible.

Investment in LMMY and Gain on Investments

As a result of the November 2025 reorganization, we hold an approximately 51% interest in LMMY, which we carry on our balance sheet as an investment. The determination of the carrying value of the Investment in LMMY, and the related non-cash gain on investments recognized in 2025, requires significant judgment regarding the fair value of the shares received, which was estimated based on available market information. Changes in the fair value of, or our accounting conclusions regarding, this investment could have a material effect on our reported financial position and results of operations.

Convertible Debt Instruments and Fair Value

We follow ASC 480-10, Distinguishing Liabilities from Equity, in evaluating our hybrid convertible debt instruments. Conversion options that must or may be settled by issuing a variable number of our equity shares are classified as liabilities and carried at fair value at each balance sheet date, with remeasurements reported as a change in fair value of share-settled debt within other income (expense). We estimate fair value using ASC 820, Fair Value Measurements, and consider the level of our convertible notes payable to be Level 1 based on quoted market prices of our common stock.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and indefinite-lived intangible assets are not amortized but are tested for impairment at least annually, or whenever events or changes in circumstances indicate that an impairment may have occurred. We operate as a single reporting unit for purposes of the goodwill impairment test. There were no impairments during the periods presented.

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Going Concern Assessment

In connection with the preparation of our financial statements, we evaluate whether there are conditions or events that raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. This assessment requires management to make significant judgments about our forecasted cash flows and our ability to obtain additional financing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Michael Sheikh	55	Director
Matthew Dwyer	60	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Michael Sheikh, Director. Mr. Sheikh assumed his positions with our company in October 2024. Since May 2020, Mr. Sheikh has served as the Chief Communications Officer of Bioxytran, Inc., a clinical-stage, publicly-traded pharmaceutical company (symbol: BIXT) focused on the development, manufacture and commercialization of antiviral treatments and an oxygen carrier compound to treat hypoxia-related conditions. Mr. Sheikh is a US Air Force Academy graduate and pilot. He has a Bachelor of Science degree in Economics and flew KC-135 tankers and worked as a budget officer in the comptroller’s squadron while serving. He has prior experience as a broker and research analyst. After the brokerage industry, he was a business development officer for a variety of specialty finance companies. He is a long-time Biotech Consultant for public or private biotech companies with disruptive technologies. Mr. Sheikh is founder of Resources Unlimited, an investor relations firm. Mr. Sheikh devotes no less than 20 hours per week to our company’s business. Our company believes that Mr. Sheikh is capable of serving in his positions with our company, without any impairment.

Matthew Dwyer, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director. Mr. Dwyer assumed the President position with our company in April 2025 and became our sole executive officer in October 2025. For more than the last 10 years, Mr. Dwyer has managed his own investments. In addition, from November 2017 to December 2022, Mr. Dwyer served as an officer and director of JFH Digital E-Commerce Corp., formerly Integrated Cannabis Solutions, Inc. (symbol: IGPK), an online commerce company. Mr. Dwyer has also served variously as an officer and director of the following companies: from November 2017 to November 2021, he was President and Director of Global Consortium, Inc., a company active in the cannabis industry in California; from November 2017 to October 2020, he was President and Director of Trans Global Group, Inc., a specialty products company; from April 2004 to April 2017, he was President and Director of Baron Capital Enterprise, Inc., a consulting company and debt financier; From January 2017 to June 2017, he was President and Director of Experience Art and Design, Inc., a development-stage company that was seeking to acquire an active business. Mr. Dwyer devotes no less than 20 hours per week to our company’s business. Our company believes that Mr. Dwyer is capable of serving in his position with our company, without any impairment.

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Scientific Advisory Board

Our Board of Directors has established a Scientific Advisory Board that is to provide non-binding recommendations to our Board of Directors, particularly with respect to scientific matters related to our business. Certain information regarding the backgrounds of each member of our Scientific Advisory Board is set forth below.

Marvin S. Hausman, M.D. The Chairman of the Scientific Advisory Board, Marvin S. Hausman, M.D., currently serves as Chief Science Officer of Ludwig Enterprises, Inc., a publicly-traded company (symbol: LUDG) focused on the development of their proprietary mRNA genomic technology, after having served as a Director of Ludwig Enterprises from November 2023 to June 2025, as well as its Chief Executive Officer from September 2023 to August 2024 and as a key consultant from July 2022 to September 2023. In the five years prior to joining Ludwig, Dr. Hausman served as a consultant with various life science companies including Nova Mentis Life Science, Summit Joint Performance and Designer Genomics. Dr. Hausman is an Immunologist and Board-Certified Urological Surgeon with more than 40 years of drug research and development experience with various pharmaceutical companies, including Bristol Myers International, Mead Johnson Pharmaceutical Co., E.R. Squibb, Medco Research, and Axonyx. An accomplished executive with domestic and international experience, Dr. Hausman successfully executed acquisitions of breakthrough medical technology, in conjunction with formation, funding and launch of several corporations. He is a co-founder of Medco Research Inc., a NYSE biopharmaceutical company acquired by King Pharmaceutical Inc, currently a division of Pfizer. He is a founder of Axonyx Inc., acquired by Torrey Pines Therapeutics, Inc. He is a founder of Entia Biosciences, Inc., which designs and develops natural organic antioxidant food-based products to be used as nutritional supplements in humans and animals. He is founder and President of Northwest Medical Research Partners, Inc., a company specializing in the identification and acquisition of breakthrough pharmaceutical and nutraceutical products. Dr. Hausman is a Member of the Board of Governors of New York University School of Medicine Alumni Association. Dr. Hausman received his medical degree from New York University School of Medicine in 1967.

Under our consulting agreement dated June 1, 2025, with Dr. Hausman, for his serving on the Scientific Advisory Board, we are to issue 100,000 shares of our common stock for each year of his service as a member of our Scientific Advisory Board.

In addition, effective May 3, 2025, we entered into a separate consulting agreement with Dr. Hausman, pursuant to which he is to provide consulting services related to product development, product testing and related studies and FDA-related matters. Under this consulting agreement, which has an initial one-year renewable term, we pay Dr. Hausman $10,000 per month. Either our company or Dr. Hausman can terminate this agreement, at any time, upon 30-days’ notice.

Dr. Robert B. Beelman. Dr. Robert B Beelman is Professor Emeritus of Food Science, Director, Center for Plant and Mushroom Foods for Health, Penn State College of Agricultural Sciences, University Park, Pennsylvania. Dr. Beelman is a distinguished figure in the field of food science. His academic journey began with a BS in Biology from Capital University, followed by an MS and a PhD in Food Technology from The Ohio State University. Dr Beelman works on enhancing the nutritional and medicinal value of cultivated mushrooms, exploring regenerative agricultural practices to improve nutrient density in the food supply, and evaluating ergothioneine as a potential longevity vitamin to mitigate chronic diseases of ageing. He has hypothesized a significant role for soil-borne fungi in increasing ergothioneine levels in crops, which is crucial for human health. His advocacy extends into the realm of regenerative farming, emphasizing the reduction of severe tillage, the use of cover crops, and minimizing synthetic fertilizers and pesticides to boost soil health and, consequently, human health. Dr. Beelman’s scholarly contributions not only shed light on the importance of mushrooms and soil health in our diet but also transform our understanding of nutrition and its impact on long-term health outcomes.

Under our consulting agreement dated June 1, 2025, with Dr. Beelman, we are to issue 100,000 shares of our common stock for each year of his service as a member of our Scientific Advisory Board.

Kyle Ambert, Ph.D. Dr. Ambert is currently Director of Data Science at Nike, Inc. and has extensive experience in data analytics, machine learning, artificial intelligence and applied analytics. His previous experience includes postings with the National Library of Medicine and Intel Corp. Dr. Ambert holds a PhD in Biomedical Informatics from Oregon Health & Science University. Additionally, Dr. Ambert has interests in the following: applied analytics, multivariate statistics, machine learning and deep learning, text mining and natural language processing, biomedical informatics, distributed computing, information visualization, and behavioral economics. These interests give him skills in technical communication, data analysis, data visualization, analytics, programing, deep learning frameworks, and health and life sciences, all of which we believe are of great value to the Company.

Under our consulting agreement dated June 1, 2025, with Dr. Ambert, we are to issue 100,000 shares of our common stock for each year of his service as a member of our Scientific Advisory Board.

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Zachary T. Bitzer, Ph.D. Dr. Bitzer is currently Assistant Professor, Department of Public Health Sciences Institute of Energy and the Environment Cancer Institute, Cancer Control Penn State Center for Research on Tobacco and Health. Dr. Bitzer received his Ph.D. in Food Science from Penn State University in 2014 and is currently an Assistant Professor of Public Health Sciences at Penn State University College of Medicine in Hershey, PA. His primary research interest is environmental toxicology, specifically the creation and interaction of toxins within the human body. He also explores the development of novel biomarkers for measuring exposure levels. Currently, his work focuses on toxins and oxidants (e.g., free radicals, aldehydes) generated by tobacco products and e-cigarettes. He is also interested in how dietary phytochemicals can mitigate oxidative stress and inflammation.

Under our consulting agreement dated June 1, 2025, with Dr. Bitzer, we are to issue 100,000 shares of our common stock for each year of his service as a member of our Scientific Advisory Board.

Anthony Smith, Ph.D. Dr. Anthony Smith manages Trengove Consulting, a private consulting firm specializing in natural product development, pharmacognosy, regulatory compliance, R&D-to-market strategies and executive learning in biochemistry and neuroscience. He received his Ph.D in Molecular & Cellular Biology from Oregon State University at the Linus Pauling Institute where he specialized in biochemistry, metabolic-aging and nutritional health. In addition to his work with Trengove, Dr. Smith serves as Psilocybin Neuroscience Professor and Lead Instructor with Bodhi Academy in Colorado and Oregon and is a Senior Advisor (Pharmacology) for ITB Solutions (Toronto, ON) and Vetr Animal Health (Grants Pass, OR).

Prior to focusing on teaching, training and consulting, Dr. Smith worked in medical device design & manufacturing, natural product R&D, and biomedical research while serving as a leading international authority on aging, dietary supplementation and cardiovascular disease. He has technical and leadership experience in managing commercial laboratories, drug and medical device manufacturing, and commercial research initiatives. He brings over 20 years of natural product research, quality assurance, product development, manufacturing and regulatory expertise to his projects.

Under our consulting agreement dated June 1, 2025, with Dr. Smith, we are to issue 100,000 shares of our common stock for each year of his service as a member of our Scientific Advisory Board.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2024, our Board of Directors, did not hold a meeting, but took all necessary actions by written consent in lieu of a meeting.

Independence of Board of Directors

Our Sole Director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Matthew Dwyer, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Dwyer collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Michael Sheikh(1) Former Chief Executive Officer, Former Secretary	2025 2024	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Matthew Dwyer(2) President, and Chief Executive Officer	2025 2024	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Donald Steinberg Former Chief Executive Officer	2025 2024	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

(1) (2)	This person was not an officer of our company, until October 2024. This person was not an officer of our company, until April 2025.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Sheikh	---	---	---	---	n/a	---	n/a	---	---
Matthew Dwyer	---	---	---	---	n/a	---	n/a	---	---

Employment Agreements

We have not entered into employments agreements with either of our executive officers.

Outstanding Equity Awards

During the years ended December 31, 2025 and 2024, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our Sole Director receive no compensation for his serving as a Director of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Series B Convertible Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding shares of Series B Convertible Preferred Stock. However, the Series B Convertible Preferred Stock is convertible as follows: each share of the Series B Convertible Preferred Stock shall be convertible into 4,700 shares of our common stock (currently, a total of 47,000,000 shares of our common stock); a holder of shares of Series B Convertible Preferred Stock shall be required to convert all of such holder’s shares of Series B Convertible Preferred Stock, should any such holder exercise its rights of conversion; the Series B Convertible Preferred Stock may be converted into shares of our common stock any time after the date that is six months immediately following the effective date of our common stock’s uplisting to any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the NYSE American or any successor to such markets. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

In light of the caveats stated in the foregoing paragraphs, the following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Michael Sheikh	0	0%	0	0%	See Note 4
Matthew Dwyer	93,008,357	50.91%	122,407,355	51.00%	and Note 9
Officers and directors, as a group (2 persons)(3)	93,008,357	50.91%	122,407,355	51.00%
Series C Preferred Stock(5)
Matthew Dwyer	1	100%	1	100%

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Michael Sheikh	0	0%	0	0%	See Note 4
Matthew Dwyer	93,008,357	50.91%	122,407,355	51.00%	and Note 5
Officers and directors, as a group (2 persons)(3)	93,008,357	50.91%	122,407,355	51.00%
5% Owners
Series C Preferred Stock(5)
Matthew Dwyer	1	100%	1	100%

(1)	Based on (a) 182,698,758 shares of common stock outstanding, which includes (1) 89,360,970 issued shares, (2) 329,431 unissued Conversion Shares that underlie the unconverted Subject Convertible Notes, and (3) 93,008,357 shares that underlie the single outstanding shares of Series C Convertible Preferred Stock, and (b) one (1) share of Series C Convertible Preferred Stock, respectively, before this offering.

(2)	Based on (a) 240,014,422 shares of common stock outstanding, assuming the sale of all 27,916,666 of the Remaining Company Offered Shares and the issuance of all 329,431 of the unissued Conversion Shares that underlie the unconverted Subject Convertible Notes (the Remaining Selling Shareholder Offered Shares), and the conversion of the single outstanding share of Series C Convertible Preferred Stock into 122,407,355 shares of common stock, and (b) one (1) share of Series C Convertible Preferred Stock issued, respectively, after this offering

(3)	In addition to the share ownership of our officers and directors, each of our Advisory Board members, Marvin S. Hausman, M.D. and Robert B. Beelman, owns 100,000 shares of our common stock.

(4)	Our Chief Executive Officer, Matthew Dwyer, owns the single outstanding share of the Series C Convertible Preferred Stock. Mr. Dwyer will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

(5)	The share of Series C Convertible Preferred Stock shall be entitled to 51% of all votes in all matters requiring shareholder approval. The share of the Series C Convertible Preferred Stock shall be convertible into 51% of the total shares of our common stock outstanding at the time of conversion and may be converted into shares of our common stock at any time.

35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Series C Convertible Preferred Stock

In April 2026, we issued the single share of Series C Convertible Preferred Stock to our Chief Executive Officer, Matthew Dwyer, as a retention bonus with a value of $50,000.

Cancellation of Series A Preferred Stock

Pursuant to the litigation settlement agreement, our sole director, Michael Sheikh, tendered for cancellation all of the outstanding shares of Series A Preferred Stock.

Plan and Agreement of Reorganization – Exousia AI

On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the Reorganization Agreement), L A M Y, a Wyoming corporation (LMMY), acquired our 70%-owned subsidiary, Exousia Ai, in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, our company holds 41,223,000 shares, or approximately 51.57% (as measured after the transaction), of LMMY common stock. Our company’s Chief Executive Officer, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by our company, after our Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of our company and our shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

The consummation of the Reorganization Agreement did not change the overall operations of our company, as control of LMMY remains with our company. The primary purposes of such transaction were to gain access to a separate funding platform for what we believe to be a potentially extremely dynamic and valuable company in Exousia AI and, thereby, to achieve greater shareholder value for our company’s shareholders. There is no assurance that our strategy will be successful in achieving such objectives. (See “Risk Factors”).

Change-in-Control Transactions

October 29, 2025. Effective October 29, 2025, a change in control of our company occurred. On such date, our Sole Director, Michael Sheikh, and our current Chief Executive Officer, Matthew Dwyer, entered into a voting agreement (the “Voting Agreement”) with respect to the 100 shares of Series A Preferred Stock owned by Mr. Sheikh. Pursuant to the Voting Agreement, Mr. Dwyer shall, until such time as our company becomes a Nasdaq-listed company, have the sole right to exercise all voting rights attendant to the Series A Preferred Stock owned by Mr. Sheikh. However, Mr. Dwyer does not possess the power to take any action to remove Mr. Sheikh as a director of our company and Mr. Dwyer is required to vote to elect Mr. Sheikh as a director of our company. In addition, Mr. Sheikh granted to Mr. Dwyer the right of first refusal to purchase Mr. Sheikh’s shares of Series A Preferred Stock.

October 30, 2024. Effective October 30, 2024, a change in control of our company occurred. On such date, Earth Onyx, LLC, a company owned by our former Sole Director and Officer, sold 100 shares (the “Control Shares”), or 100% of the outstanding shares, of our Series A Preferred Stock to our current Sole Director. Mr. Sheikh paid $60,000 in cash and delivered a promissory note (the “Closing Note”) to Earth Onyx, LLC in payment of the Control Shares. The Closing Note has a principal amount of $100,000 and is due on the later of 60 days from October 30, 2024, and the date on which Mr. Steinberg shall have delivered ready-to-file federal tax returns for the years ended December 31, 2022 and 2023, of our company. Mr. Sheikh and Earth Onyx, LLC entered into Pledge Agreement, to secure Mr. Sheikh’s payment obligations under the Closing Note.

Voting Agreement

Effective October 29, 2025, our current Sole Director, Michael Sheikh, and our current Chief Executive Officer, Matthew Dwyer, entered into the Voting Agreement with respect to the 100 shares of Series A Preferred Stock owned by Mr. Sheikh. Pursuant to the Voting Agreement, Mr. Dwyer shall, until such time as our company becomes a Nasdaq-listed company, have the sole right to exercise all voting rights attendant to the Series A Preferred Stock owned by Mr. Sheikh. However, Mr. Dwyer does not possess the power to take any action to remove Mr. Sheikh as a director of our company and Mr. Dwyer is required to vote to elect Mr. Sheikh as a director of our company. In addition, Mr. Sheikh granted to Mr. Dwyer the right of first refusal to purchase Mr. Sheikh’s shares of Series A Preferred Stock. The Voting Agreement terminated at such time as Mr. Sheikh tendered for cancellation all of the outstanding shares of Series A Preferred Stock, pursuant to the litigation settlement agreement.

Acquisition of Exouisia AI

Effective December 31, 2024, pursuant to a stock purchase agreement with Ludwig Enterprises, Inc. (Ludwig), a publicly-traded company (symbol: LUDG), we acquired 100% of Exousia Ai, Inc., a Wyoming corporation (Exousia AI), and related assets, in consideration of a $100,000 promissory note (the Ludwig Note), the principal and interest of which is due on December 31, 2025, and 10,000 shares of our Series B Convertible Preferred Stock. In conjunction with the issuance of the Ludwig Note, we entered into a pledge agreement with Ludwig Enterprises, to secure our timely payment of the Ludwig Note.

Stock Exchange Agreement

On May 22, 2023, our company entered into a stock exchange agreement (the “Exchange Agreement”) with Marijuana, Inc., a now-dissolved Florida corporation, the control person of which was Donald Steinberg, our former sole officer and director who was in such positions at the time of the Exchange Agreement. Pursuant to the Stock Exchange Agreement, a company owned by Mr. Steinberg was issued 3,063,000 shares. However, shortly after the consummation of the Exchange Agreement, Mr. Steinberg caused the dissolution of the acquired company. The series of transactions surrounding the Exchange Agreement, which we believe to have been fraudulent, is the basis of a lawsuit filed by us against Mr. Steinberg, wherein we seek the rescission of the Exchange Agreement and the cancellation of all of the shares of common stock issued pursuant thereto. (See “Business – Litigation”).

36

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares, the Company Offered Shares and the Selling Shareholder Offered Shares, offered by this Offering Circular will be passed upon by Newlan Law Group, PLLC.

Prior to the date of this Offering Circular, Newlan Law Firm, PLLC, the predecessor firm to Newlan Law Group, PLLC, had been the beneficial holder of three of the Subject Convertible Notes in the total principal amount of $97,500. We had issued such Subject Convertible Notes to NLF Support Services, LLC, a Selling Shareholder and a wholly-owned service subsidiary of Newlan Law Firm, PLLC, pursuant to two separate legal services agreements with Newlan Law Firm, PLLC. In September 2025, NLF Support Services, LLC, converted the principal and accrued interest all three of the Subject Convertible Notes into a total of 670,569 Conversion Shares and, subsequently, sold all of such shares for cash at the then-offering price applicable to Selling Shareholders of $0.15 per share, a total amount of $100,585.

Currently, Newlan Law Firm, PLLC is the beneficial holder of one of the unconverted Subject Convertible Notes in the principal amount of $100,000. We issued such Subject Convertible Notes to NLF Support Services, LLC, a Selling Shareholder, a wholly-owned service subsidiary of Newlan Law Firm, PLLC, pursuant to two separate legal services agreements with Newlan Law Firm, PLLC.

After the qualification of this offering by the SEC, the unconverted Subject Convertible Note currently held by Newlan Law Firm, PLLC will, by its terms, be convertible into the Conversion Shares at $0.10 per share converted. Following any such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (which are Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Notes held by Newlan Law Firm, PLLC will be disclosed.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

37

INDEX TO FINANCIAL STATEMENTS

Nextel Medical Corp.

(formerly Exousia Pro, Inc. and Marijuana, Inc.)

Island 40 Group, LLC

F-1

Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
ASSETS	2026	2025
Current Assets:
Cash	$177	$913
Accounts receivable	—	—
Prepaid expenses	10,125	10,125
Investment in LMMY	14,350,000	14,350,000
Total Current Assets	14,360,302	14,361,038

Long-Term Assets:
Property, plant & equipment	—	—
Goodwill	—	—
Intangible assets	—	—
Total Long-Term Assets	—	—

Total Assets	$14,360,302	$14,361,038

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$313,960	$269,799
Credit card payable	58,846	55,438
Other current liabilities	363,752	325,928
Total Current Liabilities	736,558	651,165
Long-Term Liabilities	248,426	385,526
Total Liabilities	984,984	1,036,691

Stockholders' Deficit:
Preferred Series B stock	10	10
Common stock	139,342	133,342
Additional paid-in capital	12,952,946	12,821,845
Opening balance equity	(244,250)	(244,250)
Retained earnings / Accumulated deficit	613,400	(12,904,748)
Net income (loss)	(86,130)	13,518,148
Total Stockholders' Equity	13,375,318	13,324,347
Total Liabilities and Stockholders' Deficit	$14,360,302	$14,361,038

The accompanying notes are an integral part of these unaudited financial statements.

F-2

 Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Statements of Operations

For the Three Months Ended March 31, 2026 and 2025

(unaudited)

	For the Three Months Ended	For the Three Months Ended
	3/31/2026	3/31/2025

REVENUES	$—	$12,830

COSTS AND EXPENSES
Cost of goods sold	—	—
Operating expenses	86,130	132,091
Total Costs and Expenses	(86,130)	(132,091)

Loss From Operations	(86,130)	(132,091)

OTHER INCOME (EXPENSE)
Gain on investments	—	—
Fair value conversion option	—	—
Net Other Income	—	—

Loss before income taxes	(86,130)	(132,091)
Provision for income taxes	—	—
Net Income (Loss)	$(86,130)	$(132,091)

The accompanying notes are an integral part of these unaudited financial statements.

F-3

Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Statement of Stockholders’ Equity (Deficit)

For the Three Months Ended March 31, 2026 and 2025

(unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2025	100	$—	10,000	$10	41,048,470	$41,048	$12,821,846	$(12,904,748)	$13,574,422
Common stock issued for cash	—	—	—	—	6,000,000	6,000	54,000	—	60,000
Common stock issued for note conversion	—	—	—	—	6,000,000	6,000	77,100	—	83,100
Adjustment to reconcile prior period	—	—	—	—	—	—	—	13,604,278	—
Adjustment to reconcile prior period	—	—	—	—	—	—	—	—	—
Cancellation per agreement	(100)	—	—	—	—	—	—	—	—
Net profit (loss)	—	—	—	—	—	—	—	(86,130)	(86,130)
Balance, March 31, 2026	—	$—	10,000	$10	53,048,470	$53,048	$12,952,946	$613,400	$13,375,318

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	100	$—	—	$—	35,094,567	$35,095	$12,656,822	$(13,008,068)	$(316,142)
Net loss	—	—	—	—	—	—	—	(132,091)	(132,091)
Balance, March 31, 2025	100	$—	10,000	$10	35,094,567	$35,095	$12,656,822	$(13,140,159)	$(448,232)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

 Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2026 and 2025

(unaudited)

	For the Three Months Ended	For the Three Months Ended
	3/31/2026	3/31/2025

Cash Flows From Operating Activities:
Net income (loss)	$(86,130)	$(132,091)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Prepaid expenses	—	(6,875)
Accounts payable	44,161	18,715
Credit card payable	2,633	14,968
Other liabilities	(89,058)	(73,122)
Accrued liabilities	37,500	30,000
Accrued interest payable	—	7,481
Convertible notes payable	—	124,560
Notes payable, related party	1,100	9,299
Net cash provided (used) by operating activities	(736)	(7,065)

Cash Flows From Investing Activities:
Intangible assets	—	—
Investment in LMMY	—	—
Net cash used in investing activities	—	—

Cash Flows From Financing Activities:
Ludwig Enterprise Inc.	—	(14,025)
Common stock proceeds	6,000	3,000
Additional paid-in capital	131,100	27,000
Note Payable: Red Phoenix Rising	(137,100)	—
Net cash provided by financing activities	—	15,972

Net Change in Cash	(736)	8,910
Cash, beginning of period	913	100
Cash, End of Period	$177	$9,010

The accompanying notes are an integral part of these unaudited financial statements.

F-5

Exousia Pro, Inc.

(formerly Marijuana, Inc. and GRN Holding Corporation)

Notes to Unaudited Consolidated Financial Statements

Three Months Ended March 31, 2026

(unaudited)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of Marijuana Inc. and subsidiaries, a Florida corporation (formerly GRN Holding Corporation) (the “Company” or “Successor”). The Company was incorporated in the State of Nevada on April 28, 2010, as Norman Cay Development, Inc. The Company’s corporate name changed to Discovery Gold Corp., in July 2012. The Company’s corporate name changed to became GRN Holding Corporation, in November 2019. The Company’s corporate name changed to Marijuana, Inc., in October 2024. The Company is currently pursuing a change of corporate name in the trading markets to “Exousia Pro, Inc.” and obtaining a new trading symbol, but are unable to predict the timing of approval.

On December 31, 2024, pursuant to a Stock Purchase Agreement between the Company and Ludwig Enterprises, Inc., the Company acquired Exousia AI, Inc. (“Exousia AI or the “Predecessor”), incorporated on June 3, 2023 in the state of Wyoming. Exousia AI assets embody a joint venture with a Japanese biotech company to manufacture and deliver mammalian and plant-based exosomes containing nucleic acids, such as DNA and mRNA to tissues and cells.

Basis of Presentation

The unaudited consolidated financial statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. The Company has elected a calendar year-end.

Revenue Recognition Policy

We recognize revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied.

The Company manufactures and delivers mammalian and plant-based exosomes containing nucleic acids, such as DNA and mRNA to tissues and cells for use on commercial applications such as cosmetics. Revenue recognition for the sale of exosomes are based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied, title or access to exosomes are transferred and amounts are due are collected or collectible.

Goodwill and Indefinite-Lived Intangible Assets

The Company has goodwill and certain indefinite-lived intangible assets that have been recorded in connection with the acquisition of a business. Goodwill and indefinite-lived assets are not amortized but instead are tested for impairment at least annually. Goodwill represents the excess of the purchase price of an acquired business over the estimated fair value of the underlying net tangible and intangible assets acquired. The Company tests goodwill resulting from acquisitions for impairment annually, or whenever events or changes in circumstances indicate an impairment. For purposes of the goodwill impairment test, the Company has determined that it currently operates as a single reporting unit. If it is determined that an impairment has occurred, the Company adjusts the carrying value accordingly and charges the impairment as an operating expense in the period the determination is made. Although the Company believes goodwill is appropriately stated in the consolidated financial statements, changes in strategy or market conditions could significantly impact these judgments and require an adjustment to the recorded balance. There were no impairments during the periods presented.

F-6

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, as well as accounts payable, accrued interest, deferred revenue and related part payables approximate fair value. Pursuant to ASC 820 and 825, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. A convertible note of the Company is required to be recorded at fair value on a recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants. Factors that the Company considered when estimating the fair value of its convertible notes payable included quoted market prices of the Company’s common stock. The level of the convertible notes payable is considered as Level 1.

New Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Basic and Diluted Loss Per Share

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company uses the “if-converted” method for calculating the earnings per share impact of outstanding convertible debentures, whereby the securities are assumed converted, related debt discount amortization and fair value adjustments are added back to net income (loss) and an earnings per incremental share is computed. Options, warrants and their equivalents are included in EPS calculations through the treasury stock method. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Convertible Debt Instruments

The Company follows ASC 480-10, Distinguishing Liabilities from Equity in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives and are carried as a liability at fair value at each balance sheet date with remeasurements reported in change on fair value expense in the accompanying Statements of Operations.

F-7

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company’s Sole Director, Michael Sheikh, made a $100 advance to the Company during December 2024 to open a bank account. The advance is due on demand and bears no interest. The balance was $100 as of March 31, 2026, and December 31, 2025, respectively.

NOTE 3 - ALLIANCE AGREEMENT

On January 20, 2025, the Company executed an Alliance Agreement with Progenicyte Japan CO., LTD, which is embodied in the Company’s subsidiary, Exousia Pro, Inc. Through Exousia Pro, the Company now holds the worldwide license in perpetuity for Progenicyte’s patent covering the loading of Exosomes. Exousia Pro is required to pay Progenictye the sum of $16,667 a month and issue it 30% of Exousia Pro’s equity as payment for the exclusive worldwide license.

NOTE 4 - NOTES AND CONVERTIBLE NOTES PAYABLE

Note Payable

In July 2025, in consideration of a $15,000 loan, the Company issued and delivered a $20,000 promissory note. The promissory note has a $5,000 face discount, bears interest at 10% per annum, is due July 30, 2026.

Convertible Notes Payable

In accordance with ASC 480, Distinguishing Liabilities from Equity, the Company evaluates its hybrid convertible debt instruments with unconditional obligations allowing settlement by issuing a variable number of its equity shares to determine proper classification and accounting. The Company classifies the hybrid convertible debt instruments as a liability upon being convertible at the option of the holders due to the conversion terms being based on fixed monetary amounts known at inception, in this case, settlement with a variable number of the Company’s equity shares. As such, conversion options are carried as a liability at fair value at each balance sheet date with a re-measurement reported as a change in fair value of share-settled debt in other (income) expense in the accompanying condensed statements of operations.

During March 2025, the Company issued and delivered a $65,000 convertible note. The convertible note has a $15,000 face discount, bears interest at 8% per annum, is due October 30, 2025, and is convertible into shares of Company common stock at any time at a 25% discount to the then-trading price; provided, however, that the holder of the convertible note may not convert into a number of shares of common stock that would cause the holder to exceed 9.99% ownership of Company common stock. In addition, the convertible note carries rights of qualification and rights of registration. Should the Consulting Note be converted into shares of common stock of the Company that are the subject of an Offering Statement on Form 1-A (the “Reg A”) or a Registration Statement on Form S-1 (the “S-1”), the conversion price would be equal to the offering price of the shares offered under the Reg A or the S-1, as the case may be. The balance of the convertible note was $65,000, the fair value of the conversion option was $8,564 and the unamortized debt discount was $11,822 at December 31, 2025. Amortization of face value debt discount is being done over the life of the convertible note and was $5,178 for the year ended December 31, 2025.

Consulting Agreement

Pursuant to a consulting agreement, the Company issued and delivered a $200,000 convertible note to Donald Steinberg. The convertible note bears interest at 8% per annum, is due October 30, 2025, and is convertible into shares of Company common stock at any time at a 25% discount to the then-trading price; provided, however, that the holder of the convertible note may not convert into a number of shares of common stock that would cause the holder to exceed 9.99% ownership of Company common stock. In addition, the convertible note carries rights of qualification and rights of registration. Should the Consulting Note be converted into shares of common stock of the Company that are the subject of an Offering Statement on Form 1-A (the “Reg A”) or a Registration Statement on Form S-1 (the “S-1”), the conversion price would be equal to the offering price of the shares offered under the Reg A or the S-1, as the case may be. The balance of the consulting agreement convertible note was $200,000 and $200,000 at December 31, 2025 and December 31, 2024, respectively.

F-8

Legal Services

Pursuant to a legal services agreement, the Company issued and delivered a $25,000 convertible note to NLF Support Services, LLC. The convertible note bears interest at 8% per annum, is due November 18, 2025 and automatically converts into shares of the Company’s common stock on the date on which the Company’s offering circular with respect to the offering of Common Stock pursuant to Regulation A is first “qualified” by the SEC and any other relevant state or other jurisdictional qualification. On the qualification date, the outstanding balance, including accrued interest at the rate equal to the price of the Regulation A offering. The balance of the legal services Note was $0 and $0 at March 31, 2026, and December 31, 2025, respectively.

Pursuant to a legal services agreement, the Company issued and delivered a $100,000 convertible note to Newlan Law Firm, PLLC. The convertible note bears interest at 8% per annum, is due December 17, 2026, and is convertible at price equal to the lower of $.01 and a 25% discount to the market.

Consulting Services

Pursuant to a consulting services agreement, the Company issued three separate convertible notes with a principal amount of $125,000 to Red Phoenix Rising, LLC. The convertible notes bear interest at 8% per annum, are due December 17, 2026, and are convertible at price equal to the lower of $.01 and a 25% discount to the market.

Acquisition

On December 31, 2024, the Company and Ludwig Enterprises, Inc. (the “LUDG”) entered into a Stock Purchase Agreement, pursuant to which the Company issued a $100,000 principal amount promissory note (the “Purchaser Note”). The Purchaser Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025 and is secured by all of the asset of Exousia AI. During the year ended December 31, 2024, a third party company lent the Company a total of $24,551 in advances to pay corporate expenses.

Advances Payable

During the year ended December 31, 2024, a third party company lent the Company a total of $24,551 in advances to pay corporate expenses. The amounts are due on demand, unsecured and accrue interest at 8% per annum. The balance of the advances was $24,551 and $24,551 at March 31, 2026, and December 31, 2025, respectively.

During the year ended December 31, 2025, a third-party company lent the Company a total of $9,903 in advances to pay corporate expenses and repaid $8,756. The amounts are due on demand, unsecured and accrue interest at 8% per annum.

NOTE 5 - STOCKHOLDERS’ EQUITY

Common Stock

During the three months ended March 31, 2026, the Company sold 6,000,000 shares of common stock for $60,000 in cash, or $0.01 per share.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 100 shares have been designated Series A Preferred Stock and of which 10,000 shares have been designated Series B

F-9

Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock shall be entitled to one (1) vote in all matters requiring shareholder approval. Dividends: The Series B Convertible Preferred Stock shall be treated pari passu with the Company's common stock, except that the dividend on each share of Series B Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Common Stock multiplied by the Conversion Rate. Liquidation: Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series B Convertible Preferred Stock shall be treated pari passu with the Common Stock, except that the payment on each share of Series B Convertible Preferred Stock shall be equal to the amount of the payment on each share of the Common Stock multiplied by the Conversion Rate. Conversion: Each share of the Series B Convertible Preferred Stock shall be convertible into Four Thousand Seven Hundred (4,700) shares of the Common Stock; a holder of shares of Series B Convertible Preferred Stock shall be required to convert all of such holder's shares of Series B Convertible Preferred Stock, should any such holder exercise his, her or its rights of conversion; the Series B Convertible Preferred Stock may be converted into shares of the Common Stock any time after the date that is six months immediately following the effective date of the Common Stock's uplisting to any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the NYSE American or any successor to such markets.

In December 2024, the Company issued 10,000 shares of Series B Convertible Preferred Stock to Ludwig Enterprises, Inc., pursuant to a Stock Purchase Agreement.

NOTE 6 - LEASE

On January 15, 2025, the Company executed a one-year lease agreement with Wellspring USA for lab space located in Orlando, Florida. The lease provides for renewals annually at the option of the Company. The leased premises is comprised of 1,000 square feet and the monthly rental payment is $2,161.

NOTE 7 - GOING CONCERN

The Company’s consolidated financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated losses since its inception and has had negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company's ability to continue as a going concern are as follows:

The ability to continue the Company’s operations depends on its ability to generate and grow revenue and results of operations as well as our ability to access capital markets when necessary to accomplish strategic objectives. The Company expects to continue to incur losses for the immediate future and will need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities. The Company’s future capital requirements for operations will depend on many factors, including the ability to generate revenues and obtain capital.

There can be no assurance that The Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of The Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying unaudited consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-10

NOTE 8 - LITIGATION

In July 2025, we filed a lawsuit against our former Sole Officer and Director, Donald Steinberg, styled Exousia Pro, Inc., a Florida corporation, formerly known as Marijuana, Inc. and as GRN Holding Corporation vs. Donald Steinberg and Securities Transfer Corporation, a nominal defendant, in the Circuit Court of the Court of the Twentieth Judicial District in and for Lee County, Florida. In the lawsuit, we seek the cancellation of all shares issued by our company pursuant to a stock exchange agreement (the “Exchange Agreement”) with Marijuana, Inc., a now-dissolved Florida corporation, the control person of which was Donald Steinberg, our former sole officer and director who was in such positions at the time of the Exchange Agreement. Pursuant to the Stock Exchange Agreement, a company owned by Mr. Steinberg was issued 3,063,000 shares. However, shortly after the consummation of the Exchange Agreement, Mr. Steinberg caused the dissolution of the acquired company. The series of transactions surrounding the Exchange Agreement, which we believe to have been fraudulent, is the basis of a lawsuit filed by us against Mr. Steinberg, wherein we seek the rescission of the Exchange Agreement and the cancellation of all of the shares of common stock issued pursuant thereto.

In September 2025, following a hearing, significant protections for our shareholders have been established. While the motion for a Temporary Restraining Order (TRO) was not heard due to a lack of available court time, a mutually agreed-upon standstill order was executed on all shares held by Mr. Steinberg, representing approximately 10.5% of the shares outstanding.

In December 2025, the Court denied motions to dismiss filed by Mr. Steinberg and Kimberly Carlson.

In March 2026, a settlement agreement was reached in this lawsuit. Under the terms of the settlement agreement, which is scheduled to close on or about April 15, 2026, we are required to make a one-time payment of $147,500 to Mr. Steinberg and related parties and, in consideration, thereof, (A) Mr. Steinberg shall cancel (1) a $200,000 promissory note issued by us in October 2024 pursuant to a consulting agreement and (2) a $100,000 promissory note issued by Earth Onyx, LLC, a company owned by our sole director, Michael Sheikh, in connection with the October 2024 change-in-control transaction between Earth Onyx, LLC and Mr. Steinberg and (B) Mr. Steinberg and related parties shall tender a total of 6,297,511 shares of our common stock for cancellation.

NOTE 9 - PLAN AND AGREEMENT OF REORGANIZATION

On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the “Reorganization Agreement”), L A M Y, a Wyoming corporation (“LMMY”), acquired the Company’s 70%-owned subsidiary, Exousia Ai, Inc., a Florida corporation (“Exousia Ai”), in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, the Company holds 41,223,000 shares, or approximately 51% (as measured after the transaction), of LMMY common stock. The Company’s Chief Executive Officer, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by the Company, after the Company’s Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of the Company and its shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

NOTE 10 - CONVERSIONS OF NOTES

During the three months ended March 31, 2026, the Company issued a total of 6,000,000 shares of its common stock in payment of $60,000 of principal of a convertible promissory note.

F-11

NOTE 11 - SUBSEQUENT EVENTS

Conversions of Notes

Since March 31, 2026, the Company has issued 5,000,000 shares of its common stock in payment of $50,000 of principal of a convertible promissory note.

Regulation A Offering Subscriptions

Since March 31, 2026, the Company has sold 8,500,000 shares of its common stock for $.01 per share in cash, a total of $85,000, in its Regulation A offering.

Preferred Stock Transactions

Series C Convertible Preferred Stock

In April 2026, the Company designated a single share as Series C Convertible Preferred Stock, as follows:

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”) and the number of shares so designated shall be One (1). The Series C Convertible Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series C Convertible Preferred Stock may be issued in fractional shares.

Section 3. Voting Rights. The share shall be entitled to Fifty-one Percent (51%) of all votes in all matters requiring shareholder approval.

Section 4. Dividends. The Series C Convertible Preferred Stock shall be treated pari passu with the Company’s common stock (the “Common Stock”), except that the dividend on the share of Series C Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Section 5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series C Convertible Preferred Stock shall be treated pari passu with the Common Stock, except that the payment on the share of Series C Convertible Preferred Stock shall be equal to the amount of the payment on each share of the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Section 6. Conversion and Adjustments.

(a) Conversion Rate. The share of the Series C Convertible Preferred Stock shall be convertible into Fifty-One (51%) of the total shares of the Common Stock Outstanding at the time of Conversion (the “Conversion Rate”).

(b) No Partial Conversion. A holder of shares of Series C Convertible Preferred Stock shall be required to convert all of such holder’s shares of Series C Convertible Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) Adjustments.

(1) Adjustment to Conversion Price for Stock Dividends, Consolidations and Subdivisions. In case the Company, at any time after the first issuance of a share of the Series C Convertible Preferred Stock, shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or consolidate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by reclassification or otherwise), then, and in each such case, the Conversion Rate (as previously adjusted) in effect immediately prior to such declaration, payment, subdivision, combination or consolidation shall, concurrently with the effectiveness of such declaration, payment, subdivision, combination or consolidation, be proportionately adjusted.

F-12

(2) Adjustments for Reclassifications and Certain Reorganizations. In case the Company, at any time after the first issuance of a share of the Series C Convertible Preferred Stock, shall reclassify or otherwise change the outstanding shares of the Common Stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Company is not the surviving corporation but not otherwise, then, and in each such case, each outstanding share of the Series C Convertible Preferred Stock shall, immediately after the effectiveness of such reclassification, other change, consolidation or merger, be convertible into the type and amount of stock and other securities or property which the holder of that number of shares of the Common Stock into which such share of the Series C Convertible Preferred Stock would have been convertible before the effectiveness of such reclassification, other change, consolidation or merger would be entitled to receive in respect of such shares of the Common Stock as the result of such reclassification, other change, consolidation or merger.

(d) Conversion Period. The Series C Convertible Preferred Stock must be converted into shares of the Common Stock at any time.

Section 7. Protection Provisions. The Company shall not, without first obtaining the unanimous written consent of the holders of Series C Convertible Preferred Stock, alter or change the rights, preferences, or privileges of the Series C Convertible Preferred Stock to adversely affect the holders of Series C Convertible Preferred Stock.

Section 8. Waiver. Any of the rights, powers or preferences of the holders of the Series C Convertible Preferred Stock may be waived by the affirmative consent or vote of the holder of the share of Series C Convertible Preferred Stock then outstanding.

Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series C Convertible Preferred Stock shall have no other rights, privileges or preferences with respect to the Series C Convertible Preferred Stock.

In April 2026, the Company issued the single share of Series C Convertible Preferred Stock, pursuant to an agreement.

Other

Management has evaluated subsequent events through May 22, 2026.

F-13

Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
ASSETS	2025	2024
Current Assets:
Cash	$913	$100
Accounts receivable	—	—
Prepaid expenses	10,125	—
Investment in LMMY	14,350,000	—
Total Current Assets	14,361,038	100

Long-Term Assets:
Property, plant & equipment	—	—
Goodwill	—	—
Intangible assets	—	202,681
Total Long-Term Assets	—	202,681

Total Assets	$14,361,038	$202,781

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$269,799	$53,319
Credit card payable	55,438	—
Accrued liabilities	142,500	—
Accrued interest payable	27,157	3,207
Accrued product deliverable	—	50,000
Convertible notes payable	143,300	287,746
Notes payable	49,551	124,551
Notes payable, related party	12,896	100
Due to Ludwig Enterprise Inc.	85,975	—
Total Current Liabilities	786,615	518,923

Total Liabilities	786,615	518,923

Stockholders' Deficit:
Preferred Series B stock	10	10
Common stock	133,342	35,095
Additional paid-in capital	12,821,846	12,656,822
Opening balance equity	5,750	—
Retained earnings / Accumulated deficit	(12,904,748)	(13,008,068)
Net income (loss)	13,518,223	(164,001)
Total Stockholders' Deficit	13,574,422	(316,142)
Total Liabilities and Stockholders' Deficit	$14,361,038	$202,781

The accompanying notes are an integral part of these unaudited financial statements.

F-14

 Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Statements of Operations

For the Years Ended December 31, 2025 and 2024

(unaudited)

	For the Year Ended	For the Year Ended
	December 31, 2025	December 31, 2024

REVENUES	$500	$12,830

COSTS AND EXPENSES
Cost of goods sold	5,735	—
Operating expenses	—	30,118
Consulting and professional fees	(89,290)	9,650
General and administrative	2,914	14,061
Corporate filing expense	1,730	—
Bank charges	3,012	—
Equipment rental	8,032	—
Travel	1,621	—
Payroll and benefits	142,500	—
Legal and professional	87,727	—
Public and shareholder relations	39,332	—
Rent expense	29,912	—
Lab supplies	739	—
Depreciation and amortization	25,335	—
Interest expense	29,038	—
Research and development	252,947	123,002
Total Costs and Expenses	541,283	176,831

Loss From Operations	(540,783)	(164,001)

OTHER INCOME (EXPENSE)
Gain on investments	14,172,654	—
Fair value conversion option	(113,648)	—
Net Other Income	14,059,006	—

Loss before income taxes	13,518,223	(164,001)
Provision for income taxes	—	—
Net Income (Loss)	$13,518,223	$(164,001)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Statement of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2025 and 2024

(unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	100	$—	10,000	$10	35,094,567	$35,095	$12,656,822	$(13,008,068)	$(316,142)
Common stock issued for cash	—	—	—	—	—	—	—	—	—
Common stock issued for note conversion	—	—	—	—	5,313,334	5,512	65,109	—	70,621
Adjustment due to acquisition	—	—	—	—	670,569	670	99,915	—	100,585
Adjustment due to acquisition	—	—	—	—	—	—	—	12,394,593	—
Adjustment due to acquisition	—	—	—	—	—	—	—	—	201,135
Net profit	—	—	—	—	—	—	—	13,518,223	13,518,223
Balance, December 31, 2025	100	$—	10,000	$10	41,048,470	$41,048	$12,821,846	$(12,904,748)	$13,574,422

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	100	$—	—	$—	35,094,567	$35,095	$12,396,762	$(12,584,282)	$(255,745)
Series B Preferred Stock issued in acquisition	—	—	10,000	10	—	—	102,671	—	102,681
Payment of accounts payable by related party contributed to capital	—	—	—	—	—	—	54,069	—	54,069
Adjustment from prior period	—	—	—	—	—	—	103,320	—	103,320
Net loss	—	—	—	—	—	—	—	(320,467)	(320,467)
Balance, December 31, 2024	100	$—	10,000	$10	35,094,567	$35,095	$12,656,822	$(13,008,068)	$(316,142)

The accompanying notes are an integral part of these unaudited financial statements.

F-16

 Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2025

(unaudited)

	For the Year Ended	For the Year Ended
	December 31, 2025	December 31, 2024

Cash Flows From Operating Activities:
Net income (loss)	$13,518,223	$(164,002)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Accounts receivable	—	—
Prepaid expenses	(10,125)	—
Accounts payable	269,799	14,002
Credit card payable	55,438	—
Accrued liabilities	142,500	—
Accrued interest payable	23,950	—
Accrued product deliverable	—	50,000
Convertible notes payable	(118,446)	—
Notes payable, related party	12,796	—
Net cash provided (used) by operating activities	13,893,135	(100,000)

Cash Flows From Investing Activities:
Intangible assets	202,681	—
Investment in LMMY	(14,350,000)	—
Net cash used in investing activities	(14,147,319)	—

Cash Flows From Financing Activities:
Ludwig Enterprise Inc.	(14,025)	—
Common stock proceeds	98,247	—
Additional paid-in capital	165,025	—
Opening balance equity	5,750	—
Proceeds from parent company advances	—	—
Net cash provided by financing activities	254,997	—

Net Change in Cash	813	(100,000)
Cash, beginning of period	100	100,000
Cash, End of Period	$913	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-17

 Nextel Medical Corp.

(formerly Exousia Pro, Inc., Marijuana, Inc. and GRN Holding Corporation)

Notes to Unaudited Consolidated Financial Statements

Year Ended December 31, 2025

(unaudited)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of Marijuana Inc. and subsidiaries, a Florida corporation (formerly GRN Holding Corporation) (the “Company” or “Successor”). The Company was incorporated in the State of Nevada on April 28, 2010, as Norman Cay Development, Inc. The Company’s corporate name changed to Discovery Gold Corp., in July 2012. The Company’s corporate name changed to became GRN Holding Corporation, in November 2019. The Company’s corporate name changed to Marijuana, Inc., in October 2024. The Company is currently pursuing a change of corporate name in the trading markets to “Exousia Pro, Inc.” and obtaining a new trading symbol, but are unable to predict the timing of approval.

On December 31, 2024, pursuant to a Stock Purchase Agreement between the Company and Ludwig Enterprises, Inc., the Company acquired Exousia AI, Inc. (“Exousia AI or the “Predecessor”), incorporated on June 3, 2023 in the state of Wyoming. Exousia AI assets embody a joint venture with a Japanese biotech company to manufacture and deliver mammalian and plant-based exosomes containing nucleic acids, such as DNA and mRNA to tissues and cells.

Basis of Presentation

The unaudited consolidated financial statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. The Company has elected a calendar year-end.

Revenue Recognition Policy

We recognize revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied.

The Company manufactures and delivers mammalian and plant-based exosomes containing nucleic acids, such as DNA and mRNA to tissues and cells for use on commercial applications such as cosmetics. Revenue recognition for the sale of exosomes are based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied, title or access to exosomes are transferred and amounts are due are collected or collectible.

Goodwill and Indefinite-Lived Intangible Assets

The Company has goodwill and certain indefinite-lived intangible assets that have been recorded in connection with the acquisition of a business. Goodwill and indefinite-lived assets are not amortized but instead are tested for impairment at least annually. Goodwill represents the excess of the purchase price of an acquired business over the estimated fair value of the underlying net tangible and intangible assets acquired. The Company tests goodwill resulting from acquisitions for impairment annually, or whenever events or changes in circumstances indicate an impairment. For purposes of the goodwill impairment test, the Company has determined that it currently operates as a single reporting unit. If it is determined that an impairment has occurred, the Company adjusts the carrying value accordingly and charges the impairment as an operating expense in the period the determination is made. Although the Company believes goodwill is appropriately stated in the consolidated financial statements, changes in strategy or market conditions could significantly impact these judgments and require an adjustment to the recorded balance. There were no impairments during the periods presented.

F-18

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, as well as accounts payable, accrued interest, deferred revenue and related part payables approximate fair value. Pursuant to ASC 820 and 825, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. A convertible note of the Company is required to be recorded at fair value on a recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants. Factors that the Company considered when estimating the fair value of its convertible notes payable included quoted market prices of the Company’s common stock. The level of the convertible notes payable is considered as Level 1.

New Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Basic and Diluted Loss Per Share

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company uses the “if-converted” method for calculating the earnings per share impact of outstanding convertible debentures, whereby the securities are assumed converted, related debt discount amortization and fair value adjustments are added back to net income (loss) and an earnings per incremental share is computed. Options, warrants and their equivalents are included in EPS calculations through the treasury stock method. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Convertible Debt Instruments

The Company follows ASC 480-10, Distinguishing Liabilities from Equity in its evaluation of the accounting for a hybrid instrument. A financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares shall be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. Hybrid instruments meeting these criteria are not further evaluated for any embedded derivatives and are carried as a liability at fair value at each balance sheet date with remeasurements reported in change on fair value expense in the accompanying Statements of Operations.

F-19

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company’s Sole Director, Michael Sheikh, made a $100 advance to the Company during December 2024 to open a bank account. The advance is due on demand and bears no interest. The balance was $100 as of December 31, 2025, and December 31, 2024, respectively.

NOTE 3 - ALLIANCE AGREEMENT

On January 20, 2025, the Company executed an Alliance Agreement with Progenicyte Japan CO., LTD, which is embodied in the Company’s subsidiary, Exousia Pro, Inc. Through Exousia Pro, the Company now holds the worldwide license in perpetuity for Progenicyte’s patent covering the loading of Exosomes. Exousia Pro is required to pay Progenictye the sum of $16,667 a month and issue it 30% of Exousia Pro’s equity as payment for the exclusive worldwide license. As of December 31, 2025, no equity payment has been made.

NOTE 4 - NOTES AND CONVERTIBLE NOTES PAYABLE

Note Payable

In July 2025, in consideration of a $15,000 loan, the Company issued and delivered a $20,000 promissory note. The promissory note has a $5,000 face discount, bears interest at 10% per annum, is due July 30, 2026.

Convertible Notes Payable

In accordance with ASC 480, Distinguishing Liabilities from Equity, the Company evaluates its hybrid convertible debt instruments with unconditional obligations allowing settlement by issuing a variable number of its equity shares to determine proper classification and accounting. The Company classifies the hybrid convertible debt instruments as a liability upon being convertible at the option of the holders due to the conversion terms being based on fixed monetary amounts known at inception, in this case, settlement with a variable number of the Company’s equity shares. As such, conversion options are carried as a liability at fair value at each balance sheet date with a re-measurement reported as a change in fair value of share-settled debt in other (income) expense in the accompanying condensed statements of operations.

During March 2025, the Company issued and delivered a $65,000 convertible note. The convertible note has a $15,000 face discount, bears interest at 8% per annum, is due October 30, 2025, and is convertible into shares of Company common stock at any time at a 25% discount to the then-trading price; provided, however, that the holder of the convertible note may not convert into a number of shares of common stock that would cause the holder to exceed 9.99% ownership of Company common stock. In addition, the convertible note carries rights of qualification and rights of registration. Should the Consulting Note be converted into shares of common stock of the Company that are the subject of an Offering Statement on Form 1-A (the “Reg A”) or a Registration Statement on Form S-1 (the “S-1”), the conversion price would be equal to the offering price of the shares offered under the Reg A or the S-1, as the case may be. The balance of the convertible note was $65,000, the fair value of the conversion option was $8,564 and the unamortized debt discount was $11,822 at December 31, 2025. Amortization of face value debt discount is being done over the life of the convertible note and was $5,178 for the year ended December 31, 2025.

Consulting Agreement

Pursuant to a consulting agreement, the Company issued and delivered a $200,000 convertible note to Donald Steinberg. The convertible note bears interest at 8% per annum, is due October 30, 2025, and is convertible into shares of Company common stock at any time at a 25% discount to the then-trading price; provided, however, that the holder of the convertible note may not convert into a number of shares of common stock that would cause the holder to exceed 9.99% ownership of Company common stock. In addition, the convertible note carries rights of qualification and rights of registration. Should the Consulting Note be converted into shares of common stock of the Company that are the subject of an Offering Statement on Form 1-A (the “Reg A”) or a Registration Statement on Form S-1 (the “S-1”), the conversion price would be equal to the offering price of the shares offered under the Reg A or the S-1, as the case may be. The balance of the consulting agreement convertible note was $200,000 and $200,000 at December 31, 2025 and December 31, 2024, respectively. The fair value of the conversion option was $27,007 and $62,746 at December 31, 2025 and December 31, 2024, respectively.

Legal Services

Pursuant to a legal services agreement, the Company issued and delivered a $25,000 convertible note to NLF Support Services, LLC. The convertible note bears interest at 8% per annum, is due November 18, 2025 and automatically converts into shares of the Company’s common stock on the date on which the Company’s offering circular with respect to the offering of Common Stock pursuant to Regulation A is first “qualified” by the SEC and any other relevant state or other jurisdictional qualification. On the qualification date, the outstanding balance, including accrued interest at the rate equal to the price of the Regulation A offering. The balance of the legal services Note was $0 and $25,000 at December 31, 2025 and December 31, 2024, respectively.

F-20

Pursuant to a legal services agreement, the Company issued and delivered a $100,000 convertible note to Newlan Law Firm, PLLC. The convertible note bears interest at 8% per annum, is due December 17, 2026, and is convertible at price equal to the lower of $.01 and a 25% discount to the market. The balance of the legal services note was $100,000 at December 31, 2025.

Consulting Services

Pursuant to a consulting services agreement, the Company issued three separate convertible notes with a principal amount of $125,000 to Red Phoenix Rising, LLC. The convertible notes bear interest at 8% per annum, are due December 17, 2026, and are convertible at price equal to the lower of $.01 and a 25% discount to the market.

Acquisition

On December 31, 2024, the Company and Ludwig Enterprises, Inc. (the “LUDG”) entered into a Stock Purchase Agreement, pursuant to which the Company issued a $100,000 principal amount promissory note (the “Purchaser Note”). The Purchaser Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025 and is secured by all of the asset of Exousia AI. During the year ended December 31, 2024, a third party company lent the Company a total of $24,551 in advances to pay corporate expenses. The balance of the Purchaser Note was $100,000 and $100,000 at December 31, 2025 and December 31, 2024, respectively.

Advances Payable

During the year ended December 31, 2024, a third party company lent the Company a total of $24,551 in advances to pay corporate expenses. The amounts are due on demand, unsecured and accrue interest at 8% per annum. The balance of the advances was $24,551 and $24,551 at December 31, 2025 and December 31, 2024, respectively.

During the year ended December 31, 2025, a third-party company lent the Company a total of $9,903 in advances to pay corporate expenses and repaid $8,756. The amounts are due on demand, unsecured and accrue interest at 8% per annum. The balance of the advances was $1,147 and $9,299 at December 31, 2025 and December 31, 2024, respectively.

NOTE 5 - STOCKHOLDERS’ EQUITY

Common Stock

During the year ended December 31, 2025, the Company sold 5,512,500 shares of common stock for $165,000 in cash, or an average of $0.03 per share.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 100 shares have been designated Series A Preferred Stock and of which 10,000 shares have been designated Series B

Series A Preferred Stock

The holders of the Series A Preferred Stock shall be entitled to cast that number of votes equal to the total number of votes cast, plus one share to equal a majority of shares eligible to vote on any matter, or an always super majority voting right, in all matters requiring shareholder approval.

In April 2022, the Company issued Donald Steinberg, as the newly appointed CEO of the Company, 100 shares of Series A Preferred Stock as compensation. In June 2022, Mr. Steinberg transferred the 100 Shares of Series A Preferred Stock to Earth Onyx LLC, an entity controlled by him. On October 30, 2024, Mr. Steinberg sold the 100 shares of Series A Preferred Stock to Michael Sheikh.

F-21

Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock shall be entitled to one (1) vote in all matters requiring shareholder approval. Dividends: The Series B Convertible Preferred Stock shall be treated pari passu with the Company's common stock, except that the dividend on each share of Series B Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Common Stock multiplied by the Conversion Rate. Liquidation: Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series B Convertible Preferred Stock shall be treated pari passu with the Common Stock, except that the payment on each share of Series B Convertible Preferred Stock shall be equal to the amount of the payment on each share of the Common Stock multiplied by the Conversion Rate. Conversion: Each share of the Series B Convertible Preferred Stock shall be convertible into Four Thousand Seven Hundred (4,700) shares of the Common Stock; a holder of shares of Series B Convertible Preferred Stock shall be required to convert all of such holder's shares of Series B Convertible Preferred Stock, should any such holder exercise his, her or its rights of conversion; the Series B Convertible Preferred Stock may be converted into shares of the Common Stock any time after the date that is six months immediately following the effective date of the Common Stock's uplisting to any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the NYSE American or any successor to such markets.

In December 2024, the Company issued 10,000 shares of Series B Convertible Preferred Stock to Ludwig Enterprises, Inc., pursuant to a Stock Purchase Agreement.

NOTE 6 - LEASE

On January 15, 2025, the Company executed a one-year lease agreement with Wellspring USA for lab space located in Orlando, Florida. The lease provides for renewals annually at the option of the Company. The leased premises is comprised of 1,000 square feet and the monthly rental payment is $2,161.

NOTE 7 - GOING CONCERN

The Company’s consolidated financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has recently accumulated losses since its inception and has had negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Company's ability to continue as a going concern are as follows:

The ability to continue the Company’s operations depends on its ability to generate and grow revenue and results of operations as well as our ability to access capital markets when necessary to accomplish strategic objectives. The Company expects to continue to incur losses for the immediate future and will need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities. The Company’s future capital requirements for operations will depend on many factors, including the ability to generate revenues and obtain capital.

There can be no assurance that The Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of The Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying unaudited consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-22

NOTE 8 - LITIGATION

In June 2025, the Company filed a lawsuit against its former Sole Officer and Director, Donald Steinberg, styled Exousia Pro, Inc., a Florida corporation, formerly known as Marijuana, Inc. and as GRN Holding Corporation vs. Donald Steinberg and Securities Transfer Corporation, a nominal defendant, in the Circuit Court of the Court of the Twentieth Judicial District in and for Lee County, Florida. In the lawsuit, the Company seeks the cancellation of all shares issued by our company pursuant to a stock exchange agreement (the “Exchange Agreement”) with Marijuana, Inc., a now-dissolved Florida corporation, the control person of which was Donald Steinberg, the Company’s former sole officer and director who was in such positions at the time of the Exchange Agreement. Pursuant to the Stock Exchange Agreement, a company owned by Mr. Steinberg was issued 3,063,000 shares. However, shortly after the consummation of the Exchange Agreement, Mr. Steinberg caused the dissolution of the acquired company. The series of transactions surrounding the Exchange Agreement, which we believe to have been fraudulent, is the basis of a lawsuit filed by us against Mr. Steinberg, wherein we seek the rescission of the Exchange Agreement and the cancellation of all of the 15,500,000 shares of common stock issued pursuant thereto. Although no prediction can be made regarding the outcome of this lawsuit, the Company is confident that it will receive a favorable outcome.

In July 2025, Mr. Steinberg filed a lawsuit against the Company styled Donald Steinberg, Plaintiff v. Michael Sheikh, an individual, and Exousia Pro, Inc., a Florida corporation, in the Circuit Court of the Court of the Twentieth Judicial District in and for Lee County, Florida. In this lawsuit, Mr. Steinberg claims a breach of promissory note. The Company has answered and filed a counterclaim and is seeking a Temporary Restraining Order, requesting that the transfer agent place a hold on any shares (15,500,000) issued as part of the fraudulent transaction conducted by Mr. Steinberg. Although no prediction can be made regarding the outcome of this lawsuit, the Company is confident that it will receive a favorable outcome.

NOTE 9 - PLAN AND AGREEMENT OF REORGANIZATION

On November 11, 2025, pursuant to a Plan and Agreement of Reorganization (the “Reorganization Agreement”), L A M Y, a Wyoming corporation (“LMMY”), acquired the Company’s 70%-owned subsidiary, Exousia Ai, Inc., a Florida corporation (“Exousia Ai”), in exchange for shares of LMMY common stock. Following the closing of the Reorganization Agreement, the Company holds 41,223,000 shares, or approximately 51% (as measured after the transaction), of LMMY common stock. The Company’s Chief Executive Officer, Matthew Dwyer, serves as LMMY’s sole officer and director.

The transaction with LMMY was pursued and consummated by the Company, after the Company’s Board of Directors had determined, after investigating the LMMY opportunity, that the best interests of the Company and its shareholders would be best served by acquiring a controlling interest in LMMY, in exchange for its ownership in Exousia Ai.

NOTE 10 - SUBSEQUENT EVENTS

Conversions of Notes

Since December 31, 2025, the Company issued a total of 6,000,000 shares of its common stock in payment of $60,000 of principal of a convertible promissory note.

Regulation A Offering Subscriptions

Since December 31, 2025, the Company has sold 6,000,000 shares of its common stock for $.01 per share in cash, a total of $60,000, in its Regulation A offering.

F-23

Preferred Stock Transactions

Series A Preferred Stock

In April 2026, the Series A Preferred Stock was terminated and the shares returned to authorized, undesignated and unissued preferred stock, in accordance with a March 2026, a settlement agreement arising out of the Company’s litigation. See the “Litigation” section below.

Series B Convertible Preferred Stock

In February 2026, the Company entered into a Securities Exchange Agreement with Ludwig Enterprises, Inc. (“LUDG”), pursuant to which the Company transferred 2,00,000 of the shares of LMMY common stock owned by it to LUDG, in consideration of LUDG’s cancelling all 10,000 shares of Series B Convertible Preferred Stock held by it.

Series C Convertible Preferred Stock

In April 2026, the Company designated a single share as Series C Convertible Preferred Stock, as follows:

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”) and the number of shares so designated shall be One (1). The Series C Convertible Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series C Convertible Preferred Stock may be issued in fractional shares.

Section 3. Voting Rights. The share shall be entitled to Fifty-one Percent (51%) of all votes in all matters requiring shareholder approval.

Section 4. Dividends. The Series C Convertible Preferred Stock shall be treated pari passu with the Company’s common stock (the “Common Stock”), except that the dividend on the share of Series C Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

F-24

Section 5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series C Convertible Preferred Stock shall be treated pari passu with the Common Stock, except that the payment on the share of Series C Convertible Preferred Stock shall be equal to the amount of the payment on each share of the Common Stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

Section 6. Conversion and Adjustments.

(a) Conversion Rate. The share of the Series C Convertible Preferred Stock shall be convertible into Fifty-One (51%) of the total shares of the Common Stock Outstanding at the time of Conversion (the “Conversion Rate”).

(b) No Partial Conversion. A holder of shares of Series C Convertible Preferred Stock shall be required to convert all of such holder’s shares of Series C Convertible Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) Adjustments.

(1) Adjustment to Conversion Price for Stock Dividends, Consolidations and Subdivisions. In case the Company, at any time after the first issuance of a share of the Series C Convertible Preferred Stock, shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or consolidate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by reclassification or otherwise), then, and in each such case, the Conversion Rate (as previously adjusted) in effect immediately prior to such declaration, payment, subdivision, combination or consolidation shall, concurrently with the effectiveness of such declaration, payment, subdivision, combination or consolidation, be proportionately adjusted.

(2) Adjustments for Reclassifications and Certain Reorganizations. In case the Company, at any time after the first issuance of a share of the Series C Convertible Preferred Stock, shall reclassify or otherwise change the outstanding shares of the Common Stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Company is not the surviving corporation but not otherwise, then, and in each such case, each outstanding share of the Series C Convertible Preferred Stock shall, immediately after the effectiveness of such reclassification, other change, consolidation or merger, be convertible into the type and amount of stock and other securities or property which the holder of that number of shares of the Common Stock into which such share of the Series C Convertible Preferred Stock would have been convertible before the effectiveness of such reclassification, other change, consolidation or merger would be entitled to receive in respect of such shares of the Common Stock as the result of such reclassification, other change, consolidation or merger.

(d) Conversion Period. The Series C Convertible Preferred Stock must be converted into shares of the Common Stock at any time.

Section 7. Protection Provisions. The Company shall not, without first obtaining the unanimous written consent of the holders of Series C Convertible Preferred Stock, alter or change the rights, preferences, or privileges of the Series C Convertible Preferred Stock to adversely affect the holders of Series C Convertible Preferred Stock.

Section 8. Waiver. Any of the rights, powers or preferences of the holders of the Series C Convertible Preferred Stock may be waived by the affirmative consent or vote of the holder of the share of Series C Convertible Preferred Stock then outstanding.

Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series C Convertible Preferred Stock shall have no other rights, privileges or preferences with respect to the Series C Convertible Preferred Stock.

In April 2026, the Company issued the single share of Series C Convertible Preferred Stock, pursuant to an agreement.

F-25

Litigation

In July 2025, we filed a lawsuit against our former Sole Officer and Director, Donald Steinberg, styled Exousia Pro, Inc., a Florida corporation, formerly known as Marijuana, Inc. and as GRN Holding Corporation vs. Donald Steinberg and Securities Transfer Corporation, a nominal defendant, in the Circuit Court of the Court of the Twentieth Judicial District in and for Lee County, Florida. In the lawsuit, we seek the cancellation of all shares issued by our company pursuant to a stock exchange agreement (the “Exchange Agreement”) with Marijuana, Inc., a now-dissolved Florida corporation, the control person of which was Donald Steinberg, our former sole officer and director who was in such positions at the time of the Exchange Agreement. Pursuant to the Stock Exchange Agreement, a company owned by Mr. Steinberg was issued 3,063,000 shares. However, shortly after the consummation of the Exchange Agreement, Mr. Steinberg caused the dissolution of the acquired company. The series of transactions surrounding the Exchange Agreement, which we believe to have been fraudulent, is the basis of a lawsuit filed by us against Mr. Steinberg, wherein we seek the rescission of the Exchange Agreement and the cancellation of all of the shares of common stock issued pursuant thereto.

In September 2025, following a hearing, significant protections for our shareholders have been established. While the motion for a Temporary Restraining Order (TRO) was not heard due to a lack of available court time, a mutually agreed-upon standstill order was executed on all shares held by Mr. Steinberg, representing approximately 10.5% of the shares outstanding.

In December 2025, the Court denied motions to dismiss filed by Mr. Steinberg and Kimberly Carlson.

In March 2026, a settlement agreement was reached in this lawsuit. Under the terms of the settlement agreement, which is scheduled to close on or about April 15, 2026, we are required to make a one-time payment of $147,500 to Mr. Steinberg and related parties and, in consideration, thereof, (A) Mr. Steinberg shall cancel (1) a $200,000 promissory note issued by us in October 2024 pursuant to a consulting agreement and (2) a $100,000 promissory note issued by Earth Onyx, LLC, a company owned by our sole director, Michael Sheikh, in connection with the October 2024 change-in-control transaction between Earth Onyx, LLC and Mr. Steinberg and (B) Mr. Steinberg and related parties shall tender a total of 6,297,511 shares of our common stock for cancellation.

Other

Management has evaluated subsequent events through April 21, 2026.

F-26

ISLAND 40 GROUP LLC

Balance Sheet

As of March 31, 2026

(Unaudited)

2026
ASSETS
Current assets:
Cash and cash equivalents	$135,722
Total current assets	135,722
Total assets	$135,722

LIABILITIES AND MEMBERS’ EQUITY
Total liabilities	$—

Commitments and contingencies (Note 7)

Members’ equity:
Members’ capital	$135,722
Total members’ equity	135,722
Total liabilities and members’ equity	$135,722

The accompanying notes are an integral part of these financial statements.

F-27

 ISLAND 40 GROUP LLC

Statement of Operations

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	2026	2025
Revenue
Sales	$343,507	$264,500
Total revenue	343,507	264,500

Operating expenses:
Advertising and promotional	350	270
Automobile	7,190	5,536
Bank charges	1,441	1,110
Legal and professional	3,030	2,333
Office expense	12,981	9,995
Outside services	131,048	100,907
Supplies	9,198	7,082
Travel and meals	6,456	4,971
Total operating expenses	171,694	132,204

Income from operations	171,813	132,296
Other income (expense), net	—	—
Net income	$171,813	$132,296

The accompanying notes are an integral part of these financial statements.

F-28

ISLAND 40 GROUP LLC

Statement of Changes in Members’ Equity

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	2026	2025
Members’ equity, beginning of period	$121,431	$93,502
Net income	171,813	132,296
Members’ distributions	(157,522)	(121,292)
Members’ equity, end of period	$135,722	$104,506

The accompanying notes are an integral part of these financial statements.

F-29

ISLAND 40 GROUP LLC

Statement of Cash Flows

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	2026	2025
Cash flows from operating activities:
Net income	$171,813	$132,296
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities	—	—
Net cash provided by operating activities	171,813	132,296

Cash flows from financing activities:
Members’ distributions	(157,522)	(121,292)
Net cash used in financing activities	(157,522)	(121,292)

Net increase in cash and cash equivalents	14,291	11,004
Cash and cash equivalents, beginning of period	121,431	93,502
Cash and cash equivalents, end of period	$135,722	$104,506

The accompanying notes are an integral part of these financial statements.

F-30

ISLAND 40 GROUP LLC

Notes to Financial Statements (Unaudited)

As of March 31, 2026 and for the Three Months Ended March 31, 2026 and 2025

Note 1 — Organization and Nature of Operations

Island 40 Group LLC (the “Company”) is a limited liability company organized under the laws of the State of Tennessee and is engaged in the medical industry.

The Company’s operations are governed by its operating agreement.

Note 2 — Basis of Presentation

The accompanying financial statements have been prepared using the presentation format of accounting principles generally accepted in the United States of America. However, the Company’s underlying accounting records are maintained on the cash basis of accounting, under which revenue is recognized when cash is received and expenses are recognized when cash is disbursed. The cash basis differs from U.S. GAAP, which requires the accrual basis of accounting.

The principal differences between the cash basis used to prepare these statements and accrual-basis U.S. GAAP include, among others, the non-recognition of accounts receivable and revenue earned but not yet collected; accounts payable and expenses incurred but not yet paid; accrued liabilities; prepaid expenses; and deferred items. The effect of these differences on the Company’s financial position, results of operations, and cash flows has not been determined and may be material. These financial statements should not be relied upon as being prepared in accordance with U.S. GAAP until the conversion described above has been completed and the resulting statements have been audited by an independent registered public accounting firm.

Comparative information. The statements of operations, changes in members’ equity, and cash flows are presented for the three months ended March 31, 2026 and 2025. Only one balance sheet, as of March 31, 2026, is presented; a balance sheet as of March 31, 2025 has not been prepared and is not included. The comparative amounts for the three months ended March 31, 2025 have been prepared on the same cash basis of presentation as the 2026 amounts and, like the 2026 amounts, are unaudited. Because no balance sheet is presented as of March 31, 2025, the members’ equity and cash balances shown for the 2025 period in the statement of changes in members’ equity and the statement of cash flows are not supported by a corresponding statement of financial position in these financial statements.

Note 3 — Summary of Significant Accounting Policies

Use of estimates. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts. Under the cash basis presently used, the use of estimates is limited; upon conversion to accrual-basis U.S. GAAP, estimates will be required and actual results could differ.

Cash and cash equivalents. Cash and cash equivalents consist of demand deposits held at a financial institution. At March 31, 2026, all cash was held in a single operating checking account. Cash and cash equivalents at March 31, 2025 were $104,506 and at January 1, 2025 were $93,502.

Revenue recognition. The Company’s revenue consisted of sales of $343,507 for the three months ended March 31, 2026 and $264,500 for the three months ended March 31, 2025. Under the cash basis presently used, revenue is recognized when cash is received. Upon conversion to U.S. GAAP, revenue will be recognized in accordance with ASC Topic 606.

Operating expenses. Operating expenses totaled $171,694 for the three months ended March 31, 2026 and $132,204 for the three months ended March 31, 2025, and are presented by nature. The largest category in each period was outside services, of $131,048 and $100,907, respectively. Under the cash basis presently used, expenses are recognized when paid; upon conversion to U.S. GAAP, expenses will be recognized when incurred, and the Company will evaluate whether any costs should be classified as cost of revenue.

Comparability. Amounts presented for the three months ended March 31, 2025 have been classified on a basis consistent with the 2026 presentation. No reclassifications were required.

Income taxes. See Note 5.

Concentrations of credit risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, which is held at a single financial institution where balances may at times exceed federally insured limits.

F-31

Note 4 — Cash and Cash Equivalents

At March 31, 2026, cash and cash equivalents consisted of $135,722 held in a commercial checking account maintained with JPMorgan Chase Bank, N.A. Cash and cash equivalents were $104,506 at March 31, 2025 and were held in the same account. The Company’s cash balances may from time to time exceed the $250,000 insurance limit provided by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such account.

Note 5 — Income Taxes

The Company is a limited liability company. For U.S. federal income tax purposes, a multi-member limited liability company is treated as a partnership and, in general, items of income, gain, loss, deduction, and credit are passed through to and reported by its members. Accordingly, no provision for U.S. federal income taxes has been recorded for either period presented.

Note 6 — Members’ Equity

The Company’s equity is presented as members’ equity. During the three months ended March 31, 2026, the Company recorded net income of $171,813 and made distributions to its members of $157,522. During the three months ended March 31, 2025, the Company recorded net income of $132,296 and made distributions to its members of $121,292. Members’ equity was $135,722 at March 31, 2026 and $104,506 at March 31, 2025.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through August 27, 2026, the date these financial statements were available to be issued, in accordance with ASC Topic 855, Subsequent Events.

F-32

ISLAND 40 GROUP LLC

Balance Sheets

December 31, 2025 and 2024

(Unaudited)

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$121,431	$67,838
Total current assets	121,431	67,838
Total assets	$121,431	$67,838

LIABILITIES AND MEMBERS’ EQUITY
Total liabilities	$—	$—

Commitments and contingencies (Note 7)

Members’ equity	$121,431	$67,838
Total liabilities and members’ equity	$121,431	$67,838

The accompanying notes are an integral part of these financial statements.

F-33

ISLAND 40 GROUP LLC

Statement of Operations

For the Year Ended December 31, 2025

(Unaudited)

Revenue
Sales	$771,915
Services, net	(260)
Total revenue	771,655

Operating expenses:
Advertising and promotional	16,281
Automobile	27,242
Bank charges	2,831
Legal and professional	15,000
Licenses	5,112
Office expense	128,463
Outside services	296,388
Repair and maintenance	424
Supplies	133,403
Travel and meals	8,421
Total operating expenses	633,565

Income from operations	138,090
Other income (expense), net	—
Net income	$138,090

The accompanying notes are an integral part of these financial statements.

F-34

ISLAND 40 GROUP LLC

Statement of Changes in Members’ Equity

For the Year Ended December 31, 2025

(Unaudited)

Members’ equity, January 1, 2025	$67,838
Net income	138,090
Members’ distributions	(84,497)
Members’ equity, December 31, 2025	$121,431

The accompanying notes are an integral part of these financial statements.

F-35

ISLAND 40 GROUP LLC

Statement of Cash Flows

For the Year Ended December 31, 2025

(Unaudited)

Cash flows from operating activities:
Net income	$138,090
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities	—
Net cash provided by operating activities	138,090

Cash flows from financing activities:
Return of members’ capital	(8,011)
Distributions of accumulated earnings	(76,487)
Net cash used in financing activities	(84,497)

Net increase in cash and cash equivalents	53,593
Cash and cash equivalents, beginning of year	67,838
Cash and cash equivalents, end of year	$121,431

The accompanying notes are an integral part of these financial statements.

F-36

ISLAND 40 GROUP LLC

Notes to Financial Statements (Unaudited)

Year Ended December 31, 2025

Note 1 — Organization and Nature of Operations

Island 40 Group LLC (the “Company”) is a limited liability company organized under the laws of the State of Tennessee and is engaged in the medical industry.

The Company’s operations are governed by its operating agreement.

Note 2 — Basis of Presentation

The accompanying financial statements have been prepared using the presentation format of accounting principles generally accepted in the United States of America. However, the Company’s underlying accounting records are maintained on the cash basis of accounting, under which revenue is recognized when cash is received and expenses are recognized when cash is disbursed. The cash basis differs from U.S. GAAP, which requires the accrual basis of accounting.

The principal differences between the cash basis used to prepare these statements and accrual-basis U.S. GAAP include, among others, the non-recognition of accounts receivable and revenue earned but not yet collected; accounts payable and expenses incurred but not yet paid; accrued liabilities; prepaid expenses; and deferred items. The effect of these differences on the Company’s financial position, results of operations, and cash flows has not been determined and may be material. These financial statements should not be relied upon as being prepared in accordance with U.S. GAAP until the conversion described above has been completed and the resulting statements have been audited by an independent registered public accounting firm.

Note 3 — Summary of Significant Accounting Policies

Use of estimates. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts. Under the cash basis presently used, the use of estimates is limited; upon conversion to accrual-basis U.S. GAAP, estimates will be required and actual results could differ.

Cash and cash equivalents. Cash and cash equivalents consist of demand deposits held at a financial institution. At December 31, 2025 and 2024, all cash was held in a single operating checking account.

Revenue recognition. The Company’s revenue for the year ended December 31, 2025 consisted of sales of $771,915 and net service revenue of $(260), which reflects service refunds or adjustments in excess of service revenue for the period. Under the cash basis presently used, revenue is recognized when cash is received. Upon conversion to U.S. GAAP, revenue will be recognized in accordance with ASC Topic 606,

Operating expenses. Operating expenses totaled $633,565 for the year ended December 31, 2025 and are presented by nature. The largest categories were outside services of $296,388, supplies of $133,403, and office expense of $128,463. Under the cash basis presently used, expenses are recognized when paid; upon conversion to U.S. GAAP, expenses will be recognized when incurred, and the Company will evaluate whether any costs should be classified as cost of revenue.

Income taxes. See Note 5.

Concentrations of credit risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, which is held at a single financial institution where balances may at times exceed federally insured limits.

Note 4 — Cash and Cash Equivalents

At December 31, 2025 and 2024, cash and cash equivalents consisted of $121,431 and $67,838, respectively, held in a commercial checking account maintained with JPMorgan Chase Bank, N.A. The Company’s cash balances may from time to time exceed the $250,000 insurance limit provided by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such account.

F-37

Note 5 — Income Taxes

The Company is a limited liability company. For U.S. federal income tax purposes, a multi-member limited liability company is treated as a partnership and, in general, items of income, gain, loss, deduction, and credit are passed through to and reported by its members. Accordingly, no provision for U.S. federal income taxes has been recorded.

Note 6 — Members’ Equity

The Company’s equity is presented as members’ equity. During the year ended December 31, 2025, the Company recorded net income of $138,090 and members’ distributions of $84,497, comprising a return of members’ capital of $8,011 and a distribution of accumulated earnings of $76,487, resulting in total members’ equity of $121,431 at December 31, 2025 (December 31, 2024: $67,838).

Note 7 — Subsequent Events

The Company has evaluated subsequent events through August 27, 2026, the date these financial statements were available to be issued, in accordance with ASC Topic 855, Subsequent Events.

F-38

PART III – EXHIBITS

Index to Exhibits

		Incorporated by Reference to:
Exhibit No.:	Description of Exhibit	Form	Date	Exhibit	Filed/ Furnished Herewith
2. Charter and Bylaws
2.1	Articles of Conversion filed 8/4/2023	1-A	6/18/2025	2.1
2.2	Articles of Amendment - Name Change filed 11/13/2023	1-A	6/18/2025	2.2
2.3	Articles of Amendment - Authorized Share Reduction filed 12/20/2024	1-A	6/18/2025	2.3
2.4	Articles of Amendment - Series B Designation filed 3/24/2025	1-A	6/18/2025	2.4
2.5	Articles of Amendment - Name Change filed 4/2/2025	1-A	6/18/2025	2.5
2.6	Bylaws	1-A	6/18/2025	2.6
2.7	Articles of Amendment - Name Change filed 3/17/2026	1-A	3/26/2026	2.7
2.8	Articles of Amendment – Cancellation of Series A and B Preferred Stock and Designation of Series C Convertible Preferred Stock filed April 16, 2026				X
4. Subscription Agreement
4.1	Subscription Agreement	1-A	6/18/2025	4.1
6. Material Agreements
6.1	Stock Purchase Agreement between the Company and Ludwig Enterprises, Inc.	1-A	6/18/2025	6.1
6.2	Secured Promissory Note dated 12/31/2024, $100,000 principal amount, in favor of Ludwig Enterprises, Inc.	1-A	6/18/2025	6.2
6.3	Pledge Agreement between the Company and Ludwig Enterprises, Inc.	1-A	6/18/2025	6.3
6.4	Scientific Advisory Board Consulting Agreement between the Company and Robert B. Beelman	1-A	6/18/2025	6.4
6.5	Scientific Advisory Board Consulting Agreement between the Company and Marvin S. Hausman, M.D.	1-A	6/18/2025	6.5
6.6	Legal Services Agreement dated 11/18/2024 between the Company and Newlan Law Firm, PLLC	1-A	6/18/2025	6.6
6.7	8% Promissory Note dated 11/18/2024, $25,000 principal amount, in favor of NLF Support Services, LLC	1-A	6/18/2025	6.7
6.8	Legal Services Agreement dated 6/10/2025 between the Company and Newlan Law Firm, PLLC	1-A	6/18/2025	6.8
6.9	8% Promissory Note dated 6/10/2025, $20,000 principal amount, in favor of NLF Support Services, LLC	1-A	6/18/2025	6.9
6.10	8% Promissory Note dated 6/10/2025, $52,500 principal amount, in favor of NLF Support Services, LLC	1-A	6/18/2025	6.10
6.11	Stock Purchase Agreement between the Company and Ned Bass	1-A	6/18/2025	6.11
6.12	Stock Purchase Agreement between the Company and Jeff Leavitt	1-A	6/18/2025	6.12
6.13	Stock Purchase Agreement between the Company and Billy Mitchell	1-A	6/18/2025	6.13
6.14	Securities Purchase Agreement between the Company and Fusion Star Media, Inc.	1-A	6/18/2025	6.14
6.15	Convertible Promissory Note dated 2/24/2025, $65,000 principal amount, in favor of Fusion Star Media, Inc.	1-A	6/18/2025	6.15
6.16	Alliance Agreement between the Company and Progenicyte Japan CO., LTD.	1-A	6/18/2025	6.16
6.17	Scientific Advisory Board Consulting Agreement between the Company and Zachary T. Bitzer, PhD	1-A	6/18/2025	6.17
6.18	Scientific Advisory Board Consulting Agreement between the Company and Kyle H. Ambert, PhD	1-A	6/18/2025	6.18
6.19	Consulting Agreement between the Company and Marvin S. Hausman, MD	1-A	6/18/2025	6.19
6.20	Scientific Advisory Board Consulting Agreement between the Company and Anthony Smith, PhD	1-A	6/18/2025	6.20
6.21	Legal Services Agreement dated December 17, 2025, between the Company and Newlan Law Firm, PLLC	1-A POS	12/31/2025	6.21
6.22	Consulting Agreement between the Company and Red Phoenix Rising, LLC	1-A POS	12/31/2025	6.22
6.23	Letter of Intent between the Company and Jumpstart Rx, LLC	1-A POS	12/31/2025	6.23
6.24	Letter of Intent between the Company and Mascot Alliance, LLC	1-A POS	12/31/2025	6.24
6.25	Letter of Intent between the Company and Island 40 Group, LLC	1-A POS	12/31/2025	6.25
6.26	Plan and Agreement of Reorganization between L A M Y, a Wyoming corporation, and the shareholders of Exousia AI, Inc.	1-A POS	12/31/2025	6.26
6.27	Convertible Promissory Note dated December 17, 2025, $100,000 principal amount, in favor of Newlan Law Firm, PLLC	1-A POS	12/31/2025	6.27
6.28	Convertible Promissory Note dated December 17, 2025, $125,000 principal amount, in favor of Red Phoenix Rising, LLC	1-A POS	12/31/2025	6.28
6.29	Convertible Promissory Note dated December 17, 2025, $125,000 principal amount, in favor of Red Phoenix Rising, LLC	1-A POS	12/31/2025	6.29
6.30	Convertible Promissory Note dated December 17, 2025, $125,000 principal amount, in favor of Red Phoenix Rising, LLC	1-A POS	12/31/2025	6.30
6.31	Amended Convertible Promissory Note dated December 17, 2025, and amended February 2, 2026, $100,000 principal amount, in favor of Newlan Law Firm, PLLC	1-A POS	2/19/2026	6.31
6.32	Amended Convertible Promissory Note dated December 17, 2025, and amended February 2, 2026, $125,000 principal amount, in favor of Red Phoenix Rising, LLC	1-A POS	2/19/2026	6.32
6.33	Amended Convertible Promissory Note dated December 17, 2025, and amended February 2, 2026, $125,000 principal amount, in favor of Red Phoenix Rising, LLC	1-A POS	2/16/2026	6.33
6.34	Voting Agreement dated October 29, 2025, between Michael Sheikh and Matthew Dwyer	1-A POS	3/11/2016	6.34
6.35	Mutual General Release and Settlement Agreement	1-A POS	3/20/2026	6.35
6.36	Plan and Agreement of Merger between the Company and Jumpstart Rx, LLC				X
6.37	Plan and Agreement of Merger between the Company and Island 40 Group, LLC				X
11. Consents
11.1	Consent of Newlan Law Group, PLLC (see Exhibit 12.1)				X
12. Opinion re: Legality
12.1	Opinion of Newlan Law Group, PLLC				X

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on August 28, 2026.

NEXTEL MEDICAL CORP.

By:	/s/ Matthew Dwyer
Matthew Dwyer
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Michael Sheikh	August 28, 2026
Michael Sheikh
Director

By:	/s/ Matthew Dwyer	August 28, 2026
Matthew Dwyer
President, Chief Executive Officer, Acting Chief Financial Officer [Principal Accounting Officer], Secretary and Director

III-2